Exhibit 10.4

MEZZANINE LOAN AGREEMENT

Dated as of October 27, 2011

Between

GIT HERITAGE IV MEZZ, LLC, a Delaware limited liability company,

as Borrower

and

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Lender

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

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SCHEDULES

Exhibit A	-	Section 5.1.11(b) Officer’s Certificate

Exhibit B	-	Section 5.1.11(c) Officer’s Certificate

Schedule I	–	Rent Roll

Schedule II	–	Organizational Chart of Borrower

Schedule III	-	Mortgage Loan Documents

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MEZZANINE LOAN AGREEMENT

THIS MEZZANINE LOAN AGREEMENT, dated as of October 27, 2011 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America, having an address at 383 Madison Avenue, New York, New York 10179 (“Lender”) and GIT HERITAGE IV MEZZ, LLC, a Delaware limited liability company, having its principal place of business at 450 South Orange Avenue, Orlando, Florida 32801 (“Borrower”).

W I T N E S S E T H:

WHEREAS, JPMorgan Chase Bank, National Association, a national banking association chartered under the laws of the United States of America, as mortgage lender (“Mortgage Lender”) has made a loan in the original principal amount of Twenty Million Five Hundred Thousand and No/100 Dollars ($20,500,000.00) (the “Mortgage Loan”) to GIT HERITAGE IV TX, LLC, a Delaware limited liability company (“Mortgage Borrower”) pursuant to that certain Loan Agreement dated as of the date hereof (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Mortgage Loan Agreement”), which Mortgage Loan is evidenced by that certain Promissory Note of even date therewith (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Mortgage Note”) made by Mortgage Borrower to Mortgage Lender and secured by, among other things, the Mortgage (as defined in the Mortgage Loan Agreement);

WHEREAS, Borrower is the legal and beneficial owner of one hundred percent (100%) of the membership interest in Mortgage Borrower; and

WHEREAS, as a condition precedent to the obligation of Lender to make the Loan (as defined below) to Borrower, Borrower has entered into that certain Pledge and Security Agreement, dated as of the date hereof, in favor of Lender (as amended, supplemented or otherwise modified from time to time, the “Pledge Agreement”), pursuant to which Borrower has granted to Lender a first priority security interest in the Collateral (as defined in the Pledge Agreement) as collateral security for the Debt (as defined below).

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

ARTICLE I - DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Accrual Period” shall mean the period commencing on and including the first (1st) day of each calendar month during the term of the Loan and ending on and including the final calendar date of such calendar month; however, the initial Accrual Period shall commence on and include the Closing Date and shall end on and include the final calendar date of the calendar month in which the Closing Date occurs.

“Accrued Interest” shall have the meaning set forth in Section 2.3.1 hereof.

“Additional Insolvency Opinion” shall mean any subsequent Insolvency Opinion.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

“Affiliated Manager” shall mean any Manager in which Borrower, Mortgage Borrower, Principal, or Guarantor has, directly or indirectly, any legal, beneficial or economic interest.

“Agent” shall mean Wells Fargo Bank, N.A., or any successor Eligible Institution acting as Agent under the Cash Management Agreement.

“Agreement” shall mean this Mezzanine Loan Agreement as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Annual Budget” shall mean the operating budget, including all planned Capital Expenditures, for the Property prepared by Mortgage Borrower for the applicable Fiscal Year or other period.

“Anticipated Repayment Date” shall mean November 1, 2016.

“Approved Annual Budget” shall have the meaning set forth in Section 5.1.11(d) hereof.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation.

“Bankruptcy Action” shall mean with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of the Property; or (e) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

“Bankruptcy Code” shall mean Title 11 of the United States Code, 11 U.S.C. §101, et seq., as the same may be amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights or any other Federal or state bankruptcy or insolvency law.

“Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns.

“Borrower Party” shall mean Borrower, Mortgage Borrower, Guarantor, any Principal, any principals of Borrower or Guarantor, any other Affiliate of Borrower or Guarantor or any parties Controlled by any of the foregoing entities.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York, or the place of business of the trustee under a Securitization (or, if no Securitization has occurred, Lender), or any Servicer or the financial institution that maintains any collection account for or on behalf of any Servicer or any Reserve Funds or the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business.

“Capital Expenditures” shall mean, for any period, the amount expended for items capitalized under GAAP (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements).

“Cash Management Account” shall have the meaning set forth in Section 2.7.2 hereof.

“Cash Management Agreement” shall mean that certain Cash Management Agreement, dated as of the date hereof, by and among Borrower, Lender, Mortgage Borrower, Mortgage Lender and Agent, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Casualty” shall have the meaning set forth in Section 6.2 hereof.

“Closing Date” shall mean the date of the funding of the Loan.

“Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral” shall mean (i) Collateral as defined in the Pledge Agreement and (ii) all other collateral for the Loan granted in the Loan Documents.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise. “Controlled” and “Controlling” shall have correlative meanings.

“Debt” shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums (including any Prepayment Premium and Exit Fee) due to Lender in respect of the Loan under the Note, this Agreement, the Pledge Agreement or any other Loan Document.

“Debt Service” shall mean, with respect to any particular period of time, the scheduled interest payments due under this Agreement and the Note.

“Debt Service Coverage Ratio” shall mean a ratio for the applicable period in which:

(a) the numerator is the Net Operating Income (excluding interest on credit accounts and using annualized operating expenses for any recurring expenses not paid monthly (e.g., Taxes and Insurance Premiums)) for such period as set forth in the statements required hereunder, without deduction for (i) actual management fees incurred in connection with the operation of the Property, or (ii) amounts paid to the Reserve Funds, less (A) management fees equal to the greater of (1) assumed management fees of 3% of Gross Income from Operations and (2) the actual management fees incurred, and (B) annual Replacement Reserve Fund contributions equal to $24,660.00, and (C) annual Rollover Reserve Fund contributions equal to $181,200.00; and

(b) the denominator is the aggregate amount of (i) Debt Service for such period and (ii) the Mortgage Loan Debt Service for such period.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the Maximum Legal Rate or (b) five percent (5%) above the Interest Rate.

“Disclosure Documents” shall mean shall mean any written materials used or provided to any prospective investors and/or Rating Agencies in connection with any public offering or private placement of Securities in a Securitization, including, without limitation, a prospectus, prospectus supplement, private placement memorandum, or similar offering memorandum or offering circular or collateral term sheet, in each case in preliminary or final form, and in each case, including any amendments or supplements thereto.

“DSCR Trigger Event” shall mean, that as of the date of determination, the Debt Service Coverage Ratio based on the trailing three (3) month period immediately preceding the date of such determination is less than 1.05 to 1.00.

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000.00 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean JPMorgan Chase Bank, National Association or a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least “A-1+” by S&P, “P-1” by Moody’s and “F-1+” by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long-term unsecured debt obligations of which are rated at least “AA-” by Fitch and S&P and “Aa3” by Moody’s).

“Embargoed Person” shall mean any person, entity or government subject to trade restrictions under U.S. law, including, but not limited to, The USA PATRIOT Act (including the anti-terrorism provisions thereof), the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701, et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder including those related to Specially Designated Nationals and Specially Designated Global Terrorists, with the result that the investment in Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan made by the Lender is in violation of law.

“Environmental Indemnity” shall mean that certain Mezzanine Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of Remediation or prevention of Releases of Hazardous Substances or relating to liability for or costs of other actual or threatened danger to human health or the environment. Environmental Law includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. Environmental Law also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the Property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Property; or relating to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Property.

“Environmental Liens” shall have the meaning set forth in Section 5.1.19 hereof.

“Environmental Report” shall have the meaning set forth in Section 4.1.37 hereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

“Event of Default” shall have the meaning set forth in Section 8.1(a) hereof.

“Excess Cash Flow” shall have the meaning set forth in the Cash Management Agreement.

“Excess Cash Flow Reserve Fund” shall have the meaning set forth in the Mortgage Loan Agreement.

“Exit Fee” shall mean the following:

(a) with respect to any prepayment that occurs prior to November 1, 2013, one percent (1%) of the outstanding principal of the Loan being prepaid or satisfied;

(b) with respect to any prepayment that occurs on or after November 1, 2013 but prior to November 1, 2014, two percent (2%) of the outstanding principal of the Loan being prepaid or satisfied;

(c) with respect to any prepayment that occurs on or after November 1, 2014 but prior to November 1, 2015, three percent (3%) of the outstanding principal of the Loan being prepaid or satisfied; or

(d) with respect to any prepayment that occurs on or after November 1, 2015 through and including the Maturity Date, four percent (4%) of the outstanding principal of the Loan being prepaid or satisfied.

“Extension Term” shall mean the period commencing on the Anticipated Repayment Date and continuing through the Maturity Date.

“Extension Term Interest Rate” shall mean a rate of fourteen percent (14.0%) per annum.

“Extraordinary Expense” shall have the meaning set forth in Section 5.1.11(e) hereof.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

“Fitch” shall mean Fitch, Inc.

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“Go Dark Cap” shall have the meaning set forth in the Mortgage Loan Agreement.

“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (foreign, federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Gross Income from Operations” shall have the meaning set forth in the Mortgage Loan Agreement.

“Guarantor” shall mean GLOBAL INCOME, LP, a Delaware limited partnership.

“Guaranty” shall mean that certain Limited Recourse Mezzanine Guaranty Agreement, dated as of the date hereof, executed and delivered by Guarantor in connection with the Loan to and for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Hazardous Substances” include but are not limited to any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables, explosives, mold, mycotoxins, microbial matter and airborne pathogens (naturally occurring or otherwise), but excluding substances of kinds and in amounts ordinarily and customarily used or stored in similar properties for the purpose of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Laws.

“Improvements” shall have the meaning set forth in the granting clause of the Mortgage.

“Indebtedness” of a Person, at a particular date, shall mean the sum (without duplication) at such date of (a) all indebtedness or liability of such Person (including, without limitation, amounts for borrowed money and indebtedness in the form of mezzanine debt or preferred equity); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed (other than the Permitted Encumbrances).

“Indemnified Liabilities” shall have the meaning set forth in Section 10.13(b) hereof.

“Indemnified Parties” shall mean Lender and its designee, (whether or not it is the Lender), any Affiliate of Lender that has filed any registration statement relating to the Securitization or has acted as the sponsor or depositor in connection with the Securitization, any Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser of Securities issued in the Securitization, any other co underwriters, co placement agents or co initial purchasers of Securities issued in the Securitization, and each of their respective officers, directors, partners, employees, representatives, agents and Affiliates and each Person or entity who Controls any such Person within the meaning of Section 15 of the Securities Act of 1933 as amended or Section 20 of the Security Exchange Act of 1934 as amended, any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved in the servicing of the Loan secured hereby, any Person in whose name the encumbrance created by the Mortgage is or will have been recorded, any Person who may hold or acquire or will have held a full or partial interest in the Loan secured hereby (including, but not limited to, investors or prospective investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan secured hereby for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business).

“Independent Director” shall mean a natural Person who (a) is not at the time of initial appointment, or at any time while serving in such capacity, and is not, and has never been, and will not while serving as Independent Director be: (i) a stockholder, director (with the exception of serving as the Independent Director of Borrower), officer, employee, partner, member (other than a “special member” or “springing member”), manager, attorney or counsel of Borrower, Guarantor, Mortgage Borrower, equity owners of Borrower, Mortgage Borrower or Guarantor or any Affiliate of Borrower, Mortgage Borrower or Guarantor; (ii) a customer, supplier or other person who derives any of its purchases or revenues from its activities with Borrower, Mortgage Borrower or Guarantor, equity owners of Borrower, Mortgage Borrower or Guarantor or any Affiliate of Borrower, Mortgage Borrower or Guarantor; (iii) a Person Controlling or under common Control with any such stockholder, director, officer, employee, partner, member, manager, attorney, counsel, equity owner, customer, supplier or other Person; or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, manager, attorney, counsel, equity owner, customer, supplier or other Person and (b) has (i) prior experience as an independent director or independent manager for a corporation, a trust or limited liability company whose charter documents required the unanimous consent of all independent directors or independent managers thereof before such corporation, trust or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more nationally-recognized companies that provides, inter alia, professional independent directors or independent managers in the ordinary course of their respective business to issuers of securitization or structured finance instruments, agreements or securities or lenders originating commercial real estate loans for inclusion in securitization or structured finance instruments, agreements or securities (a “Professional Independent Director”) and is at all times during his or her service as an Independent Director of Borrower an employee of such a company or companies. A natural Person who satisfies the foregoing definition except for being (or having been) the independent director or independent manager of a “special purpose entity” affiliated with Borrower or Mortgage Borrower (provided such affiliate does not or did not own a direct or indirect equity interest in an Borrower or Mortgage Borrower) shall not be disqualified from serving as an Independent Director, provided that such natural Person satisfies all other criteria set forth above and that the fees such individual earns from serving as independent director or independent manager of affiliates of Borrower in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year. A natural Person who satisfies the foregoing definition other than subparagraph (a)(ii) shall not be disqualified from serving as an Independent Director of Borrower if such individual is a Professional Independent Director and such individual complies with the requirements of the previous sentence. Notwithstanding anything to the contrary contained herein, no Independent Director shall also serve as an Independent Director for Mortgage Borrower or any Principal (as such term is defined in the Mortgage Loan Agreement) of Mortgage Borrower.

“Initial Term Interest Rate” shall mean a rate of eleven percent (11.0%) per annum.

“Insolvency Opinion” shall mean that certain non-consolidation opinion letter dated the date hereof delivered by Lowndes, Drosdick, Doster, Kantor & Reed, P.A. in connection with the Loan.

“Insurance Premiums” shall have the meaning set forth in the Mortgage Loan Agreement.

“Insurance Proceeds” shall have the meaning set forth in the Mortgage Loan Agreement.

“Intercreditor Agreement” shall mean that certain Intercreditor Agreement dated on or about the date hereof between Lender and Mortgage Lender, as the same may be modified.

“Interest Rate” shall mean (a) from the Closing Date through, but excluding, the Anticipated Repayment Date, the Initial Term Interest Rate and (b) from and after the Anticipated Repayment Date, the Extension Term Interest Rate.

“Lease” shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property by or on behalf of Mortgage Borrower, and (a) every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and (b) every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Legal Requirements” shall mean, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Borrower, Mortgage Borrower, the

Property and/or the Collateral or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower or Mortgage Borrower, at any time in force affecting Borrower, Mortgage Borrower, the Collateral, the Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to the Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

“Lender” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

“Lien” shall mean, any mortgage, deed of trust, deed to secure debt, indemnity deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, the Mortgage Borrower, the Property, the Collateral, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Liquidation Event” shall have the meaning set forth in Section 2.4.2(a) hereof.

“Loan” shall mean the loan made by Lender to Borrower pursuant to this Agreement.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Pledge Agreement, the Environmental Indemnity, the Subordination of Management Agreement, the Guaranty, the Cash Management Agreement, and all other documents executed and/or delivered in connection with the Loan.

“Loan to Value Ratio” shall mean, as of the date of its calculation, the ratio of (i) the sum of the aggregate outstanding principal amount of the Loan and the Mortgage Loan as of the date of such calculation to (ii) the fair market value of the Property, as determined, in Lender’s sole discretion, by any commercially reasonable method permitted to a REMIC Trust.

“Lockbox Account” shall have the meaning set forth in Section 2.7.1 hereof.

“Lockbox Agreement” shall mean that certain Deposit Account Control Agreement dated the date hereof among Mortgage Borrower, Mortgage Lender, Manager and Lockbox Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, relating to funds deposited in the Lockbox Account.

“Lockbox Bank” shall mean the clearing bank which establishes, maintains and holds the Lockbox Account, which shall be an Eligible Institution.

“Management Agreement” shall mean the management agreement entered into by and between Mortgage Borrower and Manager, pursuant to which Manager is to provide management and other services with respect to the Property, or, if the context requires, a

Qualified Manager who is managing the Property in accordance with the terms and provisions of this Agreement pursuant to a Replacement Management Agreement.

“Manager” shall mean CNL Global Income Managers, LLC, a Delaware limited liability company, or, if the context requires, a Qualified Manager who is managing the Property in accordance with the terms and provisions of this Agreement pursuant to a Replacement Management Agreement.

“Material Action” means, with respect to any Person, to file any insolvency or reorganization case or proceeding, to institute proceedings to have such Person be adjudicated bankrupt or insolvent, to institute proceedings under any applicable insolvency law, to seek any relief under any law relating to relief from debts or the protection of debtors, to consent to the filing or institution of bankruptcy or insolvency proceedings against such Person, to file a petition seeking, or consent to, reorganization or relief with respect to such Person under any applicable federal or state law relating to bankruptcy or insolvency, to seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for such Person or a substantial part of its property, to make any assignment for the benefit of creditors of such Person, to admit in writing such Person’s inability to pay its debts generally as they become due, or to take action in furtherance of any of the foregoing.

“Material Agreements” means each contract and agreement entered into by Borrower or the Mortgage Borrower relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of the Property, other than the Management Agreement and the Lease (i) requiring payment by Borrower or Mortgage Borrower, as applicable, of more than $60,000.00 per annum and (ii) which is not cancellable on thirty (30) days prior notice or less.

“Maturity Date” shall mean September 1, 2018, or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Mercedes-Benz” shall mean Mercedes-Benz Financial Services USA LLC.

“Mercedes-Benz Lease” shall mean that certain Standard Building Lease Agreement dated as of January 8, 2008, by and between Heritage Commons IV, Ltd., Mortgage Borrower’s predecessor in title, as landlord, and Mercedes-Benz, as tenant, as the same has been or may be modified, amended, on supplemented from time to time in accordance with the terms of this Agreement.

“Mezzanine Cash Management Account” shall have the meaning set forth in Section 2.7.2(b) hereof.

“Monthly Debt Service Payment Amount” shall mean the monthly payment of interest only on the Loan, at the Initial Term Interest Rate, calculated pursuant to Section 2.2.2 hereof.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall have the meaning set forth in the Mortgage Loan Agreement.

“Mortgage Borrower” shall have the meaning set forth in the recitals to this Agreement, together with its successors and permitted assigns.

“Mortgage Lender” shall have the meaning set forth in the recitals to this Agreement, together with its successors and assigns.

“Mortgage Loan” shall have the meaning set forth in the recitals to this Agreement.

“Mortgage Loan Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Mortgage Loan Debt Service” shall mean, with respect to any particular period of time, principal and/or interest payments due under the Mortgage Loan Agreement, the Mortgage Note and the other Mortgage Loan Documents.

“Mortgage Loan Documents” shall mean all documents evidencing the Mortgage Loan and all documents executed and/or delivered in connection therewith.

“Mortgage Loan Event of Default” shall have the meaning ascribed to the term “Event of Default” in the Mortgage Loan Agreement.

“Mortgage Loan Reserve Funds” shall mean the “Reserve Funds” as defined in the Mortgage Loan Agreement.

“Mortgage Note” shall have the meaning set forth in the recitals to this Agreement.

“Net Cash Flow” shall mean, with respect to the Property for any period, the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.

“Net Liquidation Proceeds After Debt Service” shall mean, with respect to any Liquidation Event, all amounts paid to or received by or on behalf of Mortgage Borrower in connection with such Liquidation Event, including, without limitation, proceeds of any sale, refinancing or other disposition or liquidation, less (a) Lender’s and/or Mortgage Lender’s reasonable and actual, out-of-pocket costs incurred in connection with the recovery thereof, (b) the costs incurred by Mortgage Borrower in connection with a restoration of all or any portion of the Property made in accordance with the Mortgage Loan Documents, (c) amounts required or permitted to be deducted therefrom and amounts paid pursuant to the Mortgage Loan Documents to Mortgage Lender, (d) in the case of a foreclosure sale, disposition or Transfer of the Property in connection with realization thereon following an Event of Default under the Mortgage Loan, such reasonable and customary costs and expenses of sale or other disposition (including attorneys’ fees and brokerage commissions), (e) in the case of a foreclosure sale, such costs and expenses incurred by Mortgage Lender under the Mortgage Loan Documents as Mortgage Lender shall be entitled to receive reimbursement for under the terms of the Mortgage Loan Documents and (f) in the case of a refinancing of the Mortgage Loan, such costs and expenses (including attorneys’ fees) of such refinancing as shall be reasonably approved by Lender.

“Net Operating Income” shall mean the amount obtained by subtracting Operating Expenses from Gross Income from Operations.

“Note” shall mean that certain Mezzanine Promissory Note, dated the date hereof, in the principal amount of $4,000.000.00, made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified in writing from time to time.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by an authorized officer of Borrower or the general partner, managing member or sole member of Borrower, as applicable.

“Operating Expenses” shall have the meaning set forth in the Mortgage Loan Agreement.

“Organizational Documents” means as to any Person, the certificate of incorporation and by-laws with respect to a corporation; the certificate of organization/formation and operating agreement with respect to a limited liability company; the certificate of limited partnership and partnership agreement with respect to a limited partnership, or any other organizational or governing documents of such Person.

“Other Charges” shall have the meaning set forth in the Mortgage Loan Agreement.

“Payment Date” shall mean the first (1st) day of each calendar month during the term of the Loan.

“Permitted Conditional Transfer” shall mean any issuance of limited partnership units of the Guarantor related to or arising out of acquisitions of investments by the Guarantor, and any redemption of such limited partnership units by holders thereof in exchange for securities of the REIT.

“Permitted Encumbrances” shall mean, with respect to the Property, collectively, (a) the Liens and security interests created by the Loan Documents and the Mortgage Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, and (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion, which Permitted Encumbrances in the aggregate do not materially adversely affect the value or use of the Property, Borrower’s ability to repay the Loan or Mortgage Borrower’s ability to repay the Mortgage Loan.

“Permitted Investments” shall have the meaning set forth in the Mortgage Loan Agreement.

“Permitted Transfer” shall mean any of the following: (a) any transfer, directly as a result of the death of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by the decedent in question to the Person or Persons lawfully entitled thereto, (b) any transfer, directly as a result of the legal incapacity of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by such natural person to the Person or Persons lawfully entitled thereto, (c) any Sale or Pledge by shareholders and other holders of securities of the REIT, or (d) any sale or other transfer by the REIT of its securities pursuant to a public offering, private placement (including without limitation issuances of securities in connection with acquisitions of investments), “privatization,” stock options, employee benefit or rights plans, merger, reverse merger, consolidation or similar event.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall have the meaning set forth in the granting clause of the Mortgage.

“Pledge Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Pledged Equity” shall have the meaning ascribed to such term in the Pledge Agreement.

“Pledgor” shall have the meaning set forth in the Pledge Agreement.

“Policies” shall have the meaning set forth in the Mortgage Loan Agreement.

“Policy” shall have the meaning set forth in the Mortgage Loan Agreement.

“Prepayment Premium” shall mean an amount equal to the sum of the (i) applicable Exit Fee and (ii) the aggregate remaining monthly Debt Service payments that would otherwise be payable by Borrower to Lender through and including November 1, 2012 in respect of the amount being prepaid as if such prepayment had not occurred.

“Principal” shall mean the Special Purpose Entity that is the general partner of Borrower, if Borrower is a limited partnership, or the sole member, or if more than one member, the managing member of Borrower, if Borrower is a limited liability company.

“Property” shall have the meaning set forth in the Mortgage Loan Agreement.

“Provided Information” shall mean any and all financial and other information provided at any time prepared by, or on behalf of, Borrower, Mortgage Borrower, Principal, Guarantor and/or Manager.

“Qualified Manager” shall mean either (a) Manager; or (b) in the reasonable judgment of Lender, a reputable and experienced management organization (which may be an Affiliate of

Borrower) possessing experience in managing properties similar in size, scope, use and value as the Property, provided, that, if required by Lender, Borrower shall have obtained (i) prior written confirmation from the applicable Rating Agencies that management of the Property by such entity will not cause a downgrade, withdrawal or qualification of the then current ratings of the Securities or any class thereof and (ii) if such entity is an Affiliate of Borrower, an Additional Insolvency Opinion.

“Rating Agencies” shall mean each of S&P, Moody’s, Fitch, and Realpoint or any other nationally recognized statistical rating agency which has been approved by Lender and designated by Lender to assign a rating to the Securities.

“Realpoint” shall mean Realpoint, LLC, a Pennsylvania limited liability company.

“REIT” shall mean Global Income Trust, Inc., a Maryland corporation.

“Related Entities” shall have the meaning set forth in Section 5.2.10(e) hereof.

“Release” of any Hazardous Substance includes but is not limited to any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

“Remediation” includes but is not limited to any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance, any actions to prevent, cure or mitigate any Release of any Hazardous Substance, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances.

“REMIC Trust” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds the Note or a portion thereof.

“Rents” shall mean, all rents (including percentage rents), rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, all other amounts payable as rent under any Lease or other agreement relating to the Property, including, without limitation, charges for electricity, oil, gas, water, steam, heat, ventilation, air-conditioning and any other energy, telecommunication, telephone, utility or similar items or time use charges, HVAC equipment charges, sprinkler charges, escalation charges, license fees, maintenance fees, charges for Taxes, operating expenses or other reimbursables payable to Mortgage Borrower (or to the Manager for the account of Mortgage Borrower) under any Lease, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Mortgage Borrower or its agents or employees from any and all sources arising from or attributable to the Property.

“Replacement Management Agreement” shall mean, collectively, (a) either (i) a management agreement with a Qualified Manager substantially in the same form and substance as the Management Agreement, or (ii) a management agreement with a Qualified Manager, which management agreement shall be reasonably acceptable to Lender in form and substance, provided, with respect to this subclause (ii), Lender, at its option, may require that Borrower cause Mortgage Borrower to obtain prior written confirmation from the applicable Rating Agencies that such management agreement will not cause a downgrade, withdrawal or qualification of the then current rating of the Securities or any class thereof and (b) a subordination of management agreement substantially in the form then used by Lender (or of such other form and substance reasonably acceptable to Lender), executed and delivered to Lender by Borrower and such Qualified Manager at Borrower’s expense.

“Replacement Reserve Fund” shall have the meaning set forth in the Mortgage Loan Agreement.

“Required Repair Fund” shall have the meaning set forth in the Mortgage Loan Agreement.

“Required Repairs” shall have the meaning ascribed to such term in the Mortgage Loan Agreement.

“Reserve Funds” shall mean any escrow or reserve fund established pursuant to the Loan Documents.

“Restoration” shall mean the repair and restoration of the Property after a Casualty or Condemnation as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

“Restricted Party” shall mean collectively, (a) Borrower, Mortgage Borrower, Principal and Guarantor and (b) any shareholder, partner, member, non-member manager, any direct or indirect legal or beneficial owner of, Borrower, Mortgage Borrower, Principal, any Guarantor or any non-member manager.

“Rollover Reserve Fund” shall have the meaning set forth in the Mortgage Loan Agreement.

“S&P” shall mean Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies.

“Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance, pledge, grant of option or other transfer or disposal of a legal or beneficial interest, whether direct or indirect.

“Securities” shall have the meaning set forth in Section 9.1 hereof.

“Securitization” shall have the meaning set forth in Section 9.1 hereof.

“Servicer” shall have the meaning set forth in Section 9.5 hereof.

“Severed Loan Documents” shall have the meaning set forth in Section 8.2(c) hereof.

“Special Purpose Entity” shall mean a corporation, limited partnership or limited liability company that, since the date of its formation and at all times on and after the date thereof, has complied with and shall at all times comply with the following requirements unless it has received either prior consent to do otherwise from Lender or a permitted administrative agent thereof, or, while the Loan is securitized, confirmation from each of the applicable Rating Agencies that such noncompliance would not result in the requalification, withdrawal, or downgrade of the ratings of any Securities or any class thereof:

(i) is and shall be organized solely for the purpose of (A) in the case of Mortgage Borrower, acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Property, entering into and performing its obligations under the Mortgage Loan Documents with Mortgage Lender, refinancing the Property in connection with a permitted repayment of the Mortgage Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; or (B) in the case of Borrower, acquiring, owning, holding, transferring, exchanging, managing and operating the Collateral; or (C) in the case of a Principal, acting as a general partner of the limited partnership that owns the Property or the Collateral, as applicable, or as managing member of the limited liability company that owns the Property or the Collateral, as applicable, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing;

(ii) has not engaged and shall not engage in any business unrelated to (A) in the case of Mortgage Borrower, the acquisition, development, ownership, management or operation of the Property, (B) in the case of Borrower, the acquisition, ownership, management or operation of the Collateral, or (C) in the case of a Principal, acting as general partner of the limited partnership that owns the Property or the Collateral, as applicable or acting as a managing member of the limited liability company that owns the Property or the Collateral, as applicable;

(iii) has not owned and shall not own any real property other than, in the case of Mortgage Borrower, the Property;

(iv) does not have, shall not have and at no time had any assets other than (A) in the case of Mortgage Borrower, the Property and personal property necessary or incidental to its ownership and operation of the Property, (B) in the case of Borrower, the Collateral, or (C) in the case of a Principal, its partnership interest in the limited partnership or the member interest in the limited liability company that owns the Property or the Collateral, as applicable, and personal property necessary or incidental to its ownership of such interests;

(v) has not engaged in, sought, consented or permitted to and shall not engage in, seek, consent to or permit (A) any dissolution, winding up, liquidation, consolidation or merger, (B) any sale or other transfer of all or substantially all of its assets or any sale of assets outside the ordinary course of its business, except as permitted by the Loan Documents, or (C) in the case of a Principal, any transfer of its partnership or membership interests;

(vi) shall not cause, consent to or permit any amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation, operating agreement or other formation document or organizational document (as applicable) with respect to the matters set forth in this definition;

(vii) if such entity is a limited partnership, has and shall have at least one general partner and has and shall have, as its only general partners, Special Purpose Entities each of which (A) is a corporation or single-member Delaware limited liability company, (B) has one (1) Independent Director, and (C) holds a direct interest as general partner in the limited partnership of not less than 0.5%;

(viii) if such entity is a corporation, has and shall have at least one (1) Independent Director, and shall not cause or permit the board of directors of such entity to take any Material Action either with respect to itself or, if the corporation is a Principal, with respect to Borrower or any action requiring the unanimous affirmative vote of one hundred percent (100%) of the members of its board of directors unless the Independent Director shall have participated in such vote and shall have voted in favor of such action;

(ix) if such entity is a limited liability company (other than a limited liability company meeting all of the requirements applicable to a single-member limited liability company set forth in this definition of “Special Purpose Entity”), has and shall have at least one (1) member that is a Special Purpose Entity, that is a corporation, that has at least one (1) Independent Director and that directly owns at least one-half-of-one percent (0.5%) of the equity of the limited liability company;

(x) if such entity is a single-member limited liability company, (A) is and shall be a Delaware limited liability company, (B) has and shall have at least one (1) Independent Director serving as manager of such company, (C) shall not take any Material Action and shall not cause or permit the members or managers of such entity to take any Material Action, either with respect to itself or, if the company is a Principal, with respect to Borrower, in each case unless the Independent Director then serving as manager of the company shall have participated and consented in writing to such action, and (D) has and shall have either (1) a member which owns no economic interest in the company, has signed the company’s limited liability company agreement and has no obligation to make capital contributions to the company, or (2) two natural persons or one entity that is not a member of the company, that has signed its limited liability company agreement and that, under the terms of such limited liability company agreement becomes a member of the company immediately prior to the withdrawal or dissolution of the last remaining member of the company;

(xi) has not and shall not (and, if such entity is (a) a limited liability company, has and shall have a limited liability agreement or an operating agreement, as applicable, (b) a limited partnership, has a limited partnership agreement, or (c) a corporation, has a certificate of incorporation or articles that, in each case, provide that such entity shall not) (1) dissolve, merge, liquidate, consolidate; (2) sell all or substantially all of its assets or the assets of Mortgage Borrower; (3) amend its organizational documents with respect to the matters set forth in this definition without the consent of Lender; or (4) without the affirmative vote of the Independent Director of itself or the consent of a Principal that is a member or general partner in it: (A) file or consent to the filing of any bankruptcy, insolvency or reorganization case or proceeding, institute any proceedings under any applicable insolvency law or otherwise seek relief under any laws relating to the relief from debts or the protection of debtors generally, file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings; (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the entity or a substantial portion of its property; (C) make an assignment for the benefit of the creditors of the entity; or (D) take any action in furtherance of any of the foregoing;

(xii) has at all times been and shall at all times remain solvent and has paid and shall pay its debts and liabilities (including, a fairly-allocated portion of any personnel and overhead expenses that it shares with any Affiliate) from its assets as the same shall become due, and has maintained and shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(xiii) has not failed and shall not fail to correct any known misunderstanding regarding the separate identity of such entity and has not identified and shall not identify itself as a division of any other Person;

(xiv) has maintained and shall maintain its bank accounts, books of account, books and records separate from those of any other Person and, to the extent that it is required to file tax returns under applicable law, has filed and shall file its own tax returns, except to the extent that it is required by law to file consolidated tax returns and, if it is a corporation, has not filed and shall not file a consolidated federal income tax return with any other corporation, except to the extent that it is required by law to file consolidated tax returns;

(xv) has maintained and shall maintain its own records, books, resolutions and agreements;

(xvi) has not commingled and shall not commingle its funds or assets with those of any other Person and has not participated and shall not participate in any cash management system with any other Person;

(xvii) has held and shall hold its assets in its own name;

(xviii) has conducted and shall conduct its business in its name or in a name franchised or licensed to it by an entity other than an Affiliate of itself or of Borrower, except for business conducted on behalf of itself by another Person under a business management services agreement that is on commercially-reasonable terms, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of Borrower;

(xix) (A) has maintained and shall maintain its financial statements, accounting records and other entity documents separate from those of any other Person; (B) has shown and shall show, in its financial statements, its asset and liabilities separate and apart from those of any other Person; and (C) has not permitted and shall not permit its assets to be listed as assets on the financial statement of any of its Affiliates except as required by GAAP; provided, however, that Borrower’s financial position, assets, liabilities, net worth and operating results may be included in the consolidated financial statements of an Affiliate, provided that Borrower is properly reflected and treated as a separate legal entity in such consolidated financial statements;

(xx) has paid and shall pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets, and has maintained and shall maintain a sufficient number of employees in light of its contemplated business operations;

(xxi) has observed and shall observe all partnership, corporate or limited liability company formalities, as applicable;

(xxii) has not incurred any Indebtedness other than, in the case of Mortgage Borrower: (i) acquisition financing with respect to the Property; construction financing with respect to the Improvements and certain off-site improvements required by municipal and other authorities as conditions to the construction of the Improvements; and first mortgage financings secured by the Property; and Indebtedness pursuant to letters of credit, guaranties, interest rate protection agreements and other similar instruments executed and delivered in connection with such financings, (ii) unsecured trade payables and operational debt not evidenced by a note, and (iii) Indebtedness incurred in the financing of equipment and other personal property used on the Property;

(xxiii) shall have no Indebtedness other than (A) in the case of Mortgage Borrower: (i) the Mortgage Loan, (ii) liabilities incurred in the ordinary course of business relating to the ownership and operation of the Property and the routine administration of Mortgage Borrower, in amounts not to exceed 2% of the amount of the Mortgage Loan which liabilities are not more than sixty (60) days past the date incurred, are not evidenced by a note and are paid when due, and which amounts are normal and reasonable under the circumstances, (iii) such other liabilities that are permitted pursuant to the Mortgage Loan Agreement, and (B) in the case of Borrower: (i) the Loan, (ii) liabilities incurred in the ordinary course of business relating to the ownership and operation of the Collateral and the routine administration of the Borrower, in amounts not to exceed $20,000.00, which liabilities are not more than sixty (60) days past the date incurred, are not evidenced by a note and are paid when due, and which amounts are normal and reasonable under the circumstances, (iii) such other liabilities that are permitted pursuant to this Agreement;

(xxiv) has not assumed, guaranteed or become obligated and shall not assume or guarantee or become obligated for the debts of any other Person, has not held out and shall not hold out its credit as being available to satisfy the obligations of any other

Person or has not pledged and shall not pledge its assets for the benefit of any other Person, in each case except as permitted pursuant to this Agreement;

(xxv) has not acquired and shall not acquire obligations or securities of its partners, members or shareholders or any other owner or Affiliate;

(xxvi) has allocated and shall allocate fairly and reasonably any overhead expenses that are shared with any of its Affiliates, constituents, or owners, or any guarantors of any of their respective obligations, or any Affiliate of any of the foregoing, including, but not limited to, paying for shared office space and for services performed by any employee of an Affiliate;

(xxvii) has maintained and used and shall maintain and use separate stationery, invoices and checks bearing its name and not bearing the name of any other entity unless such entity is clearly designated as being the Special Purpose Entity’s agent;

(xxviii) has not (A) in the case of Mortgage Borrower, pledged and shall not pledge its assets to or for the benefit of any other Person other than with respect to loans secured by the Property and no such pledge remains outstanding except to Mortgage Lender to secure the Mortgage Loan; and (B) in the case of Borrower, pledged and shall not pledge its assets to or for the benefit of any other Person other than with respect to loans secured by the Collateral and no such pledge remains outstanding except to Lender to secure the Loan;

(xxix) has held itself out and identified itself and shall hold itself out and identify itself as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower and not as a division or part of any other Person,

(xxx) has maintained and shall maintain its assets in such a manner that it shall not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xxxi) has not made and shall not make loans to any Person and has not held and shall not hold evidence of indebtedness issued by any other Person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

(xxxii) has not identified and shall not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it, and has not identified itself and shall not identify itself as a division of any other Person;

(xxxiii) other than capital contributions and distributions permitted under the terms of its organizational documents, has not entered into or been a party to, and shall not enter into or be a party to, any transaction with any of its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are commercially reasonable terms comparable to those of an arm’s-length transaction with an unrelated third party;

(xxxiv) has not had and shall not have any obligation to, and has not indemnified and shall not indemnify its partners, officers, directors or members, as the case may be, in each case unless such an obligation or indemnification is fully subordinated to the Debt and shall not constitute a claim against it in the event that its cash flow is insufficient to pay the Debt;

(xxxv) if such entity is a corporation, has considered and shall consider the interests of its creditors in connection with all corporate actions;

(xxxvi) has not had and shall not have any of its obligations guaranteed by any Affiliate except as provided by the Loan Documents;

(xxxvii) has not formed, acquired or held and shall not form, acquire or hold any subsidiary, except that Borrower may hold its interest in Mortgage Borrower and Principal may acquire and hold its interest in Borrower;

(xxxviii) has complied and shall comply with all of the terms and provisions contained in its organizational documents.

(xxxix) has conducted and shall conduct its business so that each of the assumptions made about it and each of the facts stated about it in the Insolvency Opinion are true;

(xl) has not permitted and shall not permit any Affiliate or constituent party independent access to its bank accounts;

(xli) is, has always been and shall continue to be duly formed, validly existing, and in good standing in the state of its incorporation or formation and in all other jurisdictions where it is qualified to do business;

(xlii) has paid all taxes which it owes and is not currently involved in any dispute with any taxing authority;

(xliii) is not now, nor has ever been, party to any lawsuit, arbitration, summons, or legal proceeding that resulted in a judgment against it that has not been paid in full;

(xliv) has no judgments or Liens of any nature against it except for tax liens not yet due and the Permitted Encumbrances;

(xlv) has provided Lender with complete financial statements that reflect a fair and accurate view of the entity’s financial condition; and

(xlvi) has no material contingent or actual obligations not related to the Collateral.

“State” shall mean, the State or Commonwealth in which the Property or any part thereof is located.

“Subordination of Management Agreement” shall mean that certain Mezzanine Subordination of Management Agreement, dated as of the date hereof, among Lender, Borrower, Mortgage Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Survey” shall mean a survey of the Property prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor satisfactory to Lender.

“Tax and Insurance Escrow Fund” shall have the meaning set forth in the Mortgage Loan Agreement.

“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof.

“Tenant” means the lessee of all or a portion of the Property under a Lease.

“Tenant Direction Letter” shall have the meaning set forth in the Cash Management Agreement.

“Threshold Amount” shall have the meaning set forth in Section 5.1.21 hereof.

“Title Insurance Policy” shall mean the mortgagee title insurance policy issued with respect to the Property and insuring the lien of the Mortgage.

“Transfer” shall have the meaning set forth in Section 5.2.10(b) hereof.

“Transfer Criteria” shall mean, with respect to Permitted Conditional Transfers, satisfaction of each of the following conditions precedent:

(a) No Default or Event of Default shall have occurred and be continuing;

(b) The REIT shall, following any Permitted Conditional Transfer, continue to Control Borrower, Mortgage Borrower and Guarantor and own, directly or indirectly, at least a seventy five percent (75%) legal and beneficial interest in Borrower, Mortgage Borrower and Guarantor;

(c) The Permitted Conditional Transfer does not result in non-compliance with or violation of the applicable organizational documents or any applicable securities or other laws relating to Guarantor or REIT; and

(d) The Permitted Conditional Transfer does not result in the ownership or Control, directly or indirectly, of any interests in Borrower or Mortgage Borrower to an Embargoed Person or by any Person in violation of the provisions described in the Loan Documents relating to ERISA.

“Transferee” shall have the meaning set forth in Section 5.2.10(e)(iii) hereof.

“Transferee’s Principals” shall mean collectively, (A) Transferee’s managing members, general partners or principal shareholders, as applicable, and (B) such other members, partners or shareholders, as applicable, which directly or indirectly shall own a fifty-one percent (51%) or greater economic and voting interest in Transferee.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State in which the Property is located.

“UCC-1 Financing Statements” shall mean the UCC financing statement executed in connection with the Pledge Agreement and the other Loan Documents and filed in the applicable filing offices.

“UCC Title Insurance Policy” shall mean, with respect to the Collateral, a UCC title insurance policy issued to Lender with respect to the Collateral and insuring the lien of the Pledge Agreement encumbering such Collateral.

“U.S. Obligations” shall mean non-redeemable securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (b) to the extent acceptable to the Rating Agencies, other “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended.

Section 1.2 Principles of Construction . All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. With respect to terms defined by cross-reference to the Mortgage Loan Documents, such defined terms shall have the definitions set forth in the Mortgage Loan Documents as of the date hereof, and no modifications to the Mortgage Loan Documents shall have the effect of changing such definitions for the purpose of this Agreement unless Lender and Borrower expressly agree that such definitions as used in this Agreement have been revised or Lender and Borrower consent to the modification documents. With respect to any provisions or definitions incorporated by reference herein from the Mortgage Loan Documents, such provisions or definitions shall be deemed a part of this Agreement notwithstanding the fact that the Mortgage Loan shall no longer be effective for any reason, including, without limitation, after the repayment of the Mortgage Loan.

ARTICLE II - GENERAL TERMS

Section 2.1 Loan Commitment; Disbursement to Borrower.

2.1.1 Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

2.1.2 Single Disbursement to Borrower. Borrower may request and receive only one (1) borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed. Borrower acknowledges and agrees that the Loan has been fully funded as of the Closing Date.

2.1.3 The Note, Pledge Agreement and Loan Documents. The Loan shall be evidenced by the Note and secured by the Pledge Agreement and the other Loan Documents.

2.1.4 Use of Proceeds. Borrower shall use the proceeds of the Loan to (a) make an equity contribution to Mortgage Borrower in order to cause Mortgage Borrower to use such amounts for any use permitted pursuant to Section 2.1.4 of the Mortgage Loan Agreement, (b) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, and (c) distribute the balance, if any, to Borrower.

Section 2.2 Interest Rate.

2.2.1 Interest Rate. Interest on the outstanding principal balance of the Loan shall accrue at the Initial Term Interest Rate or as otherwise set forth in this Agreement from (and including) the Closing Date to but excluding the Anticipated Repayment Date. From and after the Anticipated Repayment Date interest on the outstanding principal balance of the Loan shall accrue at the Extension Term Interest Rate or as otherwise set forth in this Agreement.

2.2.2 Interest Calculation. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the relevant Accrual Period by (b) a daily rate based on the Interest Rate and a three hundred sixty (360) day year by (c) the outstanding principal balance of the Loan.

2.2.3 Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Loan and, to the extent permitted by law, all accrued and unpaid interest in respect of the Loan and any other amounts due pursuant to the Loan Documents, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

2.2.4 Usury Savings. This Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 2.3 Loan Payment.

2.3.1 Monthly Debt Service Payments. Borrower shall pay to Lender (a) on the Closing Date, an amount equal to interest only on the outstanding principal balance of the Loan for the initial Accrual Period and (b) on December 1, 2011 and on each Payment Date thereafter up to and including the Anticipated Repayment Date, the Monthly Debt Service Payment Amount, which payments shall be applied to accrued and unpaid interest. Commencing on the first Payment Date immediately succeeding the Anticipated Repayment Date and on each Payment Date occurring during the Extension Term, Borrower shall pay to Lender an amount equal to the Monthly Debt Service Payment Amount and, after payment in full of the Mortgage Loan, deposit with Lender all Excess Cash Flow for the preceding month, and Lender shall apply such amounts as follows: (i) first, to interest in an amount equal to the interest that would have accrued on the outstanding principal balance of the Loan (without adjustment for Accrued Interest, as defined below) at the Initial Term Interest Rate, (ii) second, to the reduction of the principal balance of the Note until the entire outstanding principal balance of the Note is paid in full, and (iii) third, to the payment of Accrued Interest on the Note until all Accrued Interest on the Note is paid in full. Interest accrued at the Extension Term Interest Rate and not paid pursuant to the preceding sentence shall be added to the outstanding principal balance of the Loan on the first day following such Payment Date and shall accrue interest at the Extension Term Interest Rate to the extent permitted by law (such accrued interest referred to as, “Accrued Interest”).

2.3.2 Payments Generally. For purposes of making payments hereunder, but not for purposes of calculating Accrual Periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day and with respect to payments of principal due on the Maturity Date, interest shall be payable at the Interest Rate or the Default Rate, as the case may be, through and including the day immediately preceding such Maturity Date. All amounts due under this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.

2.3.3 Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest (including all Accrued Interest) and all other amounts due hereunder and under the Note, the Pledge Agreement and the other Loan Documents.

2.3.4 Late Payment Charge. If any principal, interest or any other sums due under the Loan Documents (including the amounts due on the Maturity Date) are not paid by Borrower on or prior to the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum and the Maximum Legal Rate in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Pledge Agreement and the other Loan Documents to the extent permitted by applicable law.

2.3.5 Method and Place of Payment. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 11:00 A.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

Section 2.4 Prepayments.

2.4.1 Voluntary Prepayments.

(a) Except as otherwise expressly provided in this Section 2.4, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Maturity Date.

(b) On any Business Day through the Maturity Date, Borrower may, at its option, prepay all or a portion of the Debt, provided that (i) no Event of Default then exists, (ii) Borrower submits a notice to Lender setting forth the projected date of prepayment, which date shall be no less than thirty (30) days from the date of such notice, (iii) Borrower pays to Lender (A) the principal amount of the Note being prepaid, (B) all interest accrued and unpaid on the principal balance of the Note to and including the date of prepayment, (C) all other sums due under the Note, this Agreement and the other Loan Documents, (D) if such prepayment occurs on or prior to November 1, 2012, the Prepayment Premium, (E) if such prepayment occurs after November 1, 2012, the applicable Exit Fee, and (F) if such prepayment is not paid on a regularly scheduled Payment Date, interest for the full Accrual Period during which the prepayment occurs, and (iv) during the Extension Term only, (A) any prepayment of the Debt must be in full (no partial prepayments permitted) and (B) contemporaneously with such full prepayment of the Debt, Mortgage Borrower shall have prepaid the Mortgage Loan in full.

2.4.2 Liquidation Events.

(a) In the event of (i) any Casualty to all or any portion of the Property, (ii) any Condemnation of all or any portion of the Property, (iii) a Transfer of the Property in connection with realization thereon following an Event of Default under the Mortgage Loan, including without limitation a foreclosure sale, (iv) any refinancing of the Property or the Mortgage Loan, or (v) the receipt by Mortgage Borrower of any excess proceeds realized under its owner’s title insurance policy after application of such proceeds by Mortgage Borrower to cure any title defect (each, a “Liquidation Event”), Borrower shall cause the related Net Liquidation Proceeds After Debt Service to be deposited directly with Lender. On each date on which Lender actually receives a distribution of Net Liquidation Proceeds After Debt Service, Borrower shall prepay the outstanding principal balance of the Loan in an amount equal to one hundred percent (100%) of such Net Liquidation Proceeds After Debt Service, together with interest that would have accrued on such amount through the next Payment Date, and, other than in connection with a Liquidation Event occurring under subclauses (i), (ii) or (v) above, together with any applicable Exit Fee or Prepayment Premium. For the avoidance of doubt, no Exit Fee or Prepayment Premium shall be payable in connection with a Liquidation Event occurring under subclauses (i), (ii) or (v) above. Any prepayment received by Lender pursuant to this Section 2.4.2(a) on a date other than a Payment Date shall be held by Lender as collateral security for the Loan in an interest bearing account, with such interest accruing to the benefit of Borrower, and shall be applied by Lender on the next Payment Date. After payment in full of the Loan, any remaining Net Liquidation Proceeds After Debt Service on deposit with Lender shall be released to Borrower.

(b) Borrower shall promptly notify Lender of any Liquidation Event once Borrower has knowledge of such event. Borrower shall be deemed to have knowledge of (i) a sale (other than a foreclosure sale) of the Property on the date on which a contract of sale for such sale is entered into, and a foreclosure sale, on the date notice of such foreclosure sale is given to Borrower or Mortgage Borrower, and (ii) a refinancing of the Property, on the date on which a commitment for such refinancing has been entered into. The provisions of this Section 2.4.2 shall not be construed to contravene in any manner the restrictions and other provisions regarding refinancing of the Mortgage Loan or Transfer of the Property set forth in this Agreement, the other Loan Documents or the Mortgage Loan Documents.

2.4.3 Mandatory Prepayments. If the Property or Mortgage Borrower’s interests therein or Borrower’s interests in Mortgage Borrower is sold, transferred or otherwise disposed of, voluntarily or involuntarily in violation of the terms of this Agreement, or if the Mortgage Loan is repaid, other than in accordance with Section 2.4.2 of the Mortgage Loan Agreement, then, Borrower shall be required to pay the Loan in whole and otherwise in accordance with Section 2.4.1 hereof plus payment of the Exit Fee or Prepayment Premium, if applicable.

2.4.4 Prepayments After Default. If following an Event of Default, payment of all or any part of the Debt is tendered by Borrower or otherwise recovered by Lender (including without limitation, through application of any Net Liquidation Proceeds After Debt Service), such tender or recovery shall be (a) made on the next occurring Payment Date together with the Monthly Debt Service Payment Amount and (b) deemed a voluntary prepayment by Borrower in violation of the prohibition against prepayment set forth in Section 2.4.1 hereof, and Borrower shall pay, in addition to the Debt, (i) if such prepayment occurs on or prior to November 1, 2012, the Prepayment Premium, and (ii) if such prepayment occurs after November 1, 2012, the applicable Exit Fee, which can be applied by Lender in such order and priority as Lender shall determine in its sole and absolute discretion.

Section 2.5 [Intentionally Omitted].

Section 2.6 Release of Collateral . Except as set forth in this Section 2.6, no repayment or prepayment of all or any portion of the Loan shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of the Pledge Agreement from the Collateral.

2.6.1 Release of Collateral.

(a) If Borrower has the right to and has elected to prepay the Loan in accordance with this Agreement, upon satisfaction of the requirements of Section 2.4 and this Section 2.6, all of the Collateral shall be released from the Lien of the Pledge Agreement and all Pledged Interests (as defined in the Pledge Agreement) and the other related documents and certificates shall be promptly returned to Borrower.

(b) In connection with the release of the Lien of the Pledge Agreement, Borrower shall submit to Lender, not less than thirty (30) days prior to the date of prepayment, a release of Lien (and related Loan Documents) for the Collateral for execution by Lender. Such release shall be in a form appropriate in the jurisdiction that would be satisfactory to a prudent lender and contains standard provisions, if any, protecting the rights of the releasing lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer’s Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such releases in accordance with the terms of this Agreement. Borrower shall reimburse Lender and Servicer for any costs and expenses Lender and Servicer incur arising from such release (including reasonable attorneys’ fees and expenses) and Borrower shall pay, in connection with such release, (i) all recording charges, filing fees, taxes or other expenses payable in connection therewith, and (ii) to any Servicer, the current fee being assessed by such Servicer to effect such release.

Section 2.7 Lockbox Account/Cash Management.

2.7.1 Lockbox Account.

(a) During the term of the Loan, Borrower shall cause Mortgage Borrower to establish and maintain an account (the “Lockbox Account”) with Lockbox Bank in trust for the benefit of Mortgage Lender, which Lockbox Account shall be under the sole dominion and control of Mortgage Lender pursuant to the Lockbox Agreement, Mortgage Lender and Servicer shall have the sole right to make withdrawals from the Lockbox Account and all costs and expenses for establishing and maintaining the Lockbox Account shall be paid by Mortgage Borrower.

(b) Borrower shall cause Mortgage Borrower or Manager to, on or prior to the Closing Date, deliver Tenant Direction Letters to all Tenants under Leases to deliver all Rents payable thereunder directly to the Lockbox Account. Borrower shall cause Mortgage Borrower or Manager to deposit all other amounts received by Mortgage Borrower or Manager constituting Rents into the Lockbox Account within one (1) Business Day after receipt thereof.

(c) Borrower shall or shall cause Mortgage Borrower to obtain from Lockbox Bank its agreement to transfer to the Cash Management Account in immediately available funds by federal wire transfer all amounts on deposit in the Lockbox Account once every Business Day throughout the term of the Loan.

(d) [Intentionally Omitted].

(e) The Lockbox Account shall not be commingled with other monies held by Borrower, Mortgage Borrower, Manager or Lockbox Bank.

(f) Borrower shall not cause or permit Mortgage Borrower to further pledge, assign or grant any security interest in the Lockbox Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

2.7.2 Cash Management Account.

(a) During the term of the Loan, Borrower shall cause Mortgage Borrower to establish and maintain a segregated Eligible Account (the “Cash Management Account”) for the benefit of Mortgage Lender, which Cash Management Account shall be under the sole dominion and control of Mortgage Lender pursuant to the Cash Management Agreement. Borrower shall cause Mortgage Borrower to comply with all the terms and conditions of the Cash Management Agreement. Borrower shall not permit or cause Mortgage Borrower to further pledge, assign or grant any security interest in the Cash Management Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Mortgage Lender as the secured party, to be filed with respect thereto. Borrower will not cause or permit Mortgage Borrower in any way to alter or modify the Cash Management Agreement. Mortgage Lender and its servicer shall have the sole right to make withdrawals from the Cash Management Account and all costs and expenses for establishing and maintaining the Cash Management Account shall be paid by Mortgage Borrower.

(b) During the term of the Loan, Borrower shall establish and maintain a segregated Eligible Account (the “Mezzanine Cash Management Account”) for the benefit of Lender, which Mezzanine Cash Management Account shall be under the sole dominion and control of Lender pursuant to the Cash Management Agreement. Borrower shall comply with all the terms and conditions of the Cash Management Agreement. Borrower shall not further pledge, assign or grant any security interest in the Mezzanine Cash Management Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. Borrower will not cause or permit Mortgage Borrower in any way to alter or modify the Cash Management Agreement. Lender and its servicer shall have the sole right to make withdrawals from the Mezzanine Cash Management Account and all costs and expenses for establishing and maintaining the Mezzanine Cash Management Account shall be paid by Borrower.

(c) All transfers of Mortgage Borrower’s funds from the Cash Management Account or other sources to or for the benefit of the Lender or the Borrower pursuant to this Agreement or the Cash Management, the Mortgage Loan Documents or any of the other Loan Documents, are intended by Borrower and the Mortgage Borrower to constitute and shall constitute distributions from the Mortgage Borrower to the Borrower, and must comply with the requirements as to distributions under the Legal Requirements applicable to the Organizational Documents of Mortgage Borrower and each Principal. No provision of the Loan Documents shall create a debtor-creditor relationship between Mortgage Borrower and the Lender.

2.7.3 Mortgage Lender Waiver. In the event Mortgage Lender waives the requirement for Borrower to maintain the Lockbox Account and the Cash Management Account, Lender may require Borrower to establish and maintain a Lockbox Account and Cash Management Account with Lender that would operate as provided in the Mortgage Loan Agreement, the Cash Management Agreement and the Lockbox Agreement.

2.7.4 Payments Received Under the Cash Management Agreement. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower’s obligations with respect to the payment of the Monthly Debt Service Payment Amounts shall be deemed satisfied to the extent sufficient amounts are deposited in the Mezzanine Cash Management Account to satisfy such obligations pursuant to this Agreement on the date each such payment is required, regardless of whether any of such amounts are so applied by Lender and, subject to the terms of Article VII hereof, amounts required to be deposited in the Reserve Funds established pursuant to this Agreement shall be deemed satisfied to the extent sufficient amounts are deposited in the Cash Management Account to satisfy such obligation pursuant to this Agreement on dates each such deposit is required, regardless of whether any such amount is so applied by Lender.

ARTICLE III - CONDITIONS PRECEDENT

Section 3.1 Conditions Precedent to Closing. The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of all of the conditions precedent to closing set forth in the application or term sheet for the Loan and Mortgage Loan delivered by Borrower to Lender and the commitment or commitment rider, if any, to the application or term sheet for the Loan issued by Lender.

ARTICLE IV - REPRESENTATIONS AND WARRANTIES

Section 4.1 Borrower Representations. Borrower represents and warrants as of the date hereof that:

4.1.1 Organization. Borrower has been duly organized and is validly existing and in good standing with requisite power and authority to own its assets and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its assets, businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its assets and to transact the businesses in which Borrower is now engaged, and the sole business of Borrower is the ownership, management and operation of the Mortgage Borrower. The ownership interests in Borrower are as set forth on the organizational chart attached hereto as Schedule II.

4.1.2 Proceedings. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.3 No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents and the Mortgage Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower’s property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or any of Borrower’s properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such Governmental Authority required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

4.1.4 Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to Borrower’s knowledge, threatened against or affecting Borrower, Mortgage Borrower, Guarantor, Principal, the Collateral or the Property, which actions, suits or proceedings, if determined against Borrower, Mortgage Borrower, Guarantor, Principal, the Collateral or the Property, might materially adversely affect the condition (financial or otherwise) or business of Borrower, Mortgage Borrower, Guarantor, Principal or the condition or ownership of the Collateral or the Property.

4.1.5 Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower, Mortgage Borrower, or Property, or Borrower’s or Mortgage Borrower’s business, properties or assets, operations or condition, financial or otherwise. Neither Borrower nor Mortgage Borrower is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which Borrower or Mortgage Borrower is a party or by which Borrower, Mortgage Borrower, the Property or any of the Collateral is bound. Neither Borrower nor Mortgage Borrower has any material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower or Mortgage Borrower is a party or by which Borrower, Mortgage Borrower, the Collateral, or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the ownership of the Collateral and the operation of Property permitted pursuant to clause (xxiii) of the definition of “Special Purpose Entity” set forth in Section 1.1 of the Mortgage Loan Agreement, and (b) obligations under the Loan Documents or the Mortgage Loan Documents.

4.1.6 Title. The Pledgor under the Pledge Agreement is the record and beneficial owner of, and has good title to, the Collateral, free and clear of all Liens whatsoever other than the Liens and security interests created by the Loan Documents. The Pledge Agreement, together with the Uniform Commercial Code financing statements relating to the Collateral when properly filed in the appropriate records, will create a valid, perfected first priority security interests in and to the Collateral, for which a Lien can be perfected by the filing of a Uniform Commercial Code Financing Statement. The Pledge Agreement, together with Borrower’s delivery to Lender and Lender’s possession of the certificated interests as set forth in Section 1.3 of the Pledge Agreement all in accordance with the terms of the Pledge Agreement, creates a first priority, valid and perfected security interest in the Collateral.

4.1.7 Solvency. Borrower has (a) not entered into this transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under such Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). No petition in bankruptcy has been filed against Borrower, Mortgage Borrower or any constituent Person in the last seven (7) years, and neither Borrower, Mortgage Borrower, nor any constituent Person in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower, Mortgage Borrower, nor any of its constituent Persons are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower’s assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it, Mortgage Borrower, or such constituent Persons.

4.1.8 Full and Accurate Disclosure. No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can foresee, might adversely affect, Borrower, the Collateral, Mortgage Borrower, the Property or the business, operations or condition (financial or otherwise) of Borrower or Mortgage Borrower.

4.1.9 No Plan Assets. Borrower does not sponsor, is not obligated to contribute to, and is not itself an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA or Section 4975 of the Code, and none of the assets of Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with Borrower are not subject to any state or other statute , regulation or other restriction regulating investments of, or fiduciary obligations with respect to, governmental plans within the meaning of Section 3(32) of ERISA which is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code and which prohibit or otherwise restrict the transactions contemplated by this Agreement, including but not limited to the exercise by Lender of any of its rights under the Loan Documents.

4.1.10 Compliance. Borrower, Mortgage Borrower and the Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. Neither Borrower nor Mortgage

Borrower is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by Borrower or, to the best of Mortgage Borrower’s knowledge, any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. To the best knowledge of Borrower, on the Closing Date, the Improvements at the Property were in material compliance with applicable law.

4.1.11 Financial Information. All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in connection with the Loan and the Mortgage Loan (a) are true, complete and correct in all material respects, (b) accurately represent the financial condition of Borrower, Mortgage Borrower, the Collateral and the Property, as applicable, as of the date of such reports, and (c) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a material adverse effect on Borrower, Mortgage Borrower, the Collateral or the Property or the current operation thereof, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no material adverse change in the financial condition, operations or business of Borrower or Mortgage Borrower from that set forth in said financial statements.

4.1.12 Condemnation. No Condemnation or other similar proceeding has been commenced or, to the best of Borrower’s knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

4.1.13 Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

4.1.14 [Intentionally Omitted].

4.1.15 Not a Foreign Person. Borrower is not a “foreign person” within the meaning of §1445(f)(3) of the Code.

4.1.16 [Intentionally Omitted].

4.1.17 [Intentionally Omitted].

4.1.18 Enforceability. The Loan Documents are enforceable by Lender (or any subsequent holder thereof) in accordance with their respective terms, subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors’ rights and the enforcement of debtors’ obligations. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations), and neither Borrower nor Guarantor has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

4.1.19 No Prior Assignment. There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding. There are no prior assignments of the Collateral which are presently outstanding except in accordance with the Loan Documents.

4.1.20 Insurance. Borrower has obtained and has delivered to Lender certified copies of the Policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made or are currently pending, outstanding or otherwise remain unsatisfied under any such Policy, and neither Borrower, Mortgage Borrower, nor any other Person, has done, by act or omission, anything which would impair the coverage of any such Policy.

4.1.21 Use of Property. The Property is used exclusively for professional office and ancillary office purposes and other appurtenant and related uses.

4.1.22 [Intentionally Omitted].

4.1.23 [Intentionally Omitted].

4.1.24 [Intentionally Omitted].

4.1.25 [Intentionally Omitted].

4.1.26 Leases. The Property is not subject to any leases other than the Leases described in the rent roll attached hereto as Schedule I and made a part hereof, which rent roll is true, complete and accurate in all respects as of the Closing Date. Mortgage Borrower is the owner and lessor of landlord’s interest in the Leases. No Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Leases. The Mercedes-Benz Lease is in full force and effect and there are no defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. No Rent has been paid more than one (1) month in advance of its due date. All security deposits are held by Mortgage Borrower in accordance with applicable law. All work to be performed by Mortgage Borrower under each Lease has been performed as required and has been accepted by the applicable Tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Mortgage Borrower to any Tenant has already been received by such Tenant. There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein which is outstanding. Mercedes-Benz has not assigned its Lease or sublet all or any portion of the premises demised thereby and no one, except Mercedes-Benz and its respective employees occupies such leased premises. Mercedes-Benz does not hold its leased premises under assignment or sublease. No Tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part. No Tenant under any Lease has any right or option for additional space in the Improvements. Mortgage Borrower is not currently in discussions or negotiations (directly or indirectly) with Mercedes-Benz with respect to any material modification of the Lease, including, without limitation, any reduction in the rent or the term thereof.

4.1.27 [Intentionally Omitted].

4.1.28 Inventory. Mortgage Borrower is the owner of all of the Equipment, Fixtures and Personal Property (as such terms are defined in the Mortgage) located on or at the Property and shall not lease any Equipment, Fixtures or Personal Property other than as permitted hereunder. All of the Equipment, Fixtures and Personal Property are sufficient to operate the Property in the manner required hereunder and in the manner in which it is currently operated.

4.1.29 Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Pledge Agreement and the Mortgage, have been paid.

4.1.30 Special Purpose Entity/Separateness.

(a) Until the Debt has been paid in full, Borrower hereby represents, warrants and covenants that (i) Borrower is, shall be and shall continue to be a Special Purpose Entity and (ii) each of Mortgage Borrower and Principal is, shall be and shall continue to be a Special Purpose Entity.

(b) The representations, warranties and covenants set forth in Section 4.1.30(a) shall survive for so long as any amount remains payable to Lender under this Agreement or any other Loan Document.

(c) Any and all of the stated facts and assumptions made in any Insolvency Opinion, including, but not limited to, any exhibits attached thereto, will have been and shall be true and correct in all respects, and Borrower and Principal will have complied and will comply with all of the stated facts and assumptions made with respect to it in any Insolvency Opinion. Each entity other than Borrower and Principal with respect to which an assumption is made or a fact stated in any Insolvency Opinion will have complied and will comply with all of the assumptions made and facts stated with respect to it in any such Insolvency Opinion. Borrower covenants that in connection with any Additional Insolvency Opinion delivered in connection with this Agreement it shall provide an updated certification regarding compliance with the facts and assumptions made therein.

(d) Borrower covenants and agrees that Borrower shall provide Lender with thirty (30) days’ prior written notice prior to the removal of an Independent Director of any of Borrower and/or Principal.

(e) Anything contained herein to the contrary notwithstanding, if Borrower is a limited liability company meeting all of the requirements applicable to a single-member limited liability company set forth in subsection (x) of the definition of Special Purpose Entity in Section 1.1 hereof, then Principal shall not be required to be a Special Purpose Entity.

4.1.31 Management Agreement. The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. The Management Agreement was entered into on commercially reasonable terms.

4.1.32 Illegal Activity. No portion of the Property or the Collateral has been or will be purchased with proceeds of any illegal activity.

4.1.33 No Change in Facts or Circumstances; Disclosure. All information submitted by and on behalf of Borrower to Lender and in all financial statements, rent rolls (including the Rent Roll attached hereto as Schedule I), reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are true, complete and correct in all material respects as of the date of submission. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the use, operation or value of the Property or the business operations or the financial condition of Borrower or Mortgage Borrower. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any Provided Information or representation or warranty made herein to be materially misleading.

4.1.34 Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

4.1.35 Embargoed Person. As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, Mortgage Borrower, Guarantor or the REIT constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person; (b) no Embargoed Person has any interest of any nature whatsoever in Borrower, Mortgage Borrower, Guarantor or the REIT, as applicable, with the result that the investment in Borrower, Mortgage Borrower, Guarantor or the REIT, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower, Mortgage Borrower, Guarantor or the REIT, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower, Mortgage Borrower, Guarantor or the REIT, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law. Notwithstanding the foregoing, to the extent that an Embargoed Person acquires a non-controlling interest in the REIT, without knowledge of Borrower, Mortgage Borrower, Guarantor or the REIT, through a transaction brokered by a Financial Industry Regulatory Authority (FINRA) licensed broker dealer not affiliated with Borrower, Mortgage Borrower, Guarantor or the REIT, provided such broker dealer has executed a dealer agreement or selling agreement with the REIT or an affiliate of the REIT in which it covenants to, among other things, comply with the USA PATRIOT Act (or any successor legislation), the resulting breach of the foregoing representations shall be deemed to be unintentional and not grossly negligent for purposes of Section 9.3 hereof.

4.1.36 Principal Place of Business; State of Organization. Borrower’s principal place of business as of the date hereof is the address set forth in the introductory paragraph of this Agreement. The Borrower is organized under the laws of the State of Delaware and its organizational identification number is 5038361.

4.1.37 Environmental Representations and Warranties. Except as otherwise disclosed by that certain Phase I environmental report (or Phase II environmental report, if required) delivered to Lender by Borrower in connection with the origination of the Loan (such report is referred to below as the “Environmental Report”), (a) there are no Hazardous Substances or underground storage tanks in, on, or under the Property, except those that are (i) in compliance with Environmental Laws and with permits issued pursuant thereto (to the extent such permits are required under Environmental Law), (ii) de-minimis amounts necessary to operate the Property for the purposes set forth in the Loan Agreement which will not result in an environmental condition in, on or under the Property and which are otherwise permitted under and used in compliance with Environmental Law and (iii) fully disclosed to Lender in writing pursuant to the Environmental Report; (b) there are no past, present or threatened Releases of Hazardous Substances in, on, under or from the Property which have not been fully remediated in accordance with Environmental Law; (c) there is no threat of any Release of Hazardous Substances migrating to the Property; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property which has not been fully remediated in accordance with Environmental Law; (e) Borrower does not know of, and has not received, any written or oral notice or other communication from any Person (including but not limited to a Governmental Authority) relating to Hazardous Substances or Remediation thereof, of possible liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and (f) Borrower has truthfully and fully disclosed to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Property that is known to Borrower or Mortgage Borrower and has provided to Lender all information that is contained in Borrower’s or Mortgage Borrower’s files and records, including, but not limited to, any reports relating to Hazardous Substances in, on, under or from the Property and/or to the environmental condition of the Property.

4.1.38 Cash Management Account. Borrower hereby represents and warrants to Lender that:

(a) This Agreement, together with the other Loan Documents, create a valid and continuing security interest (as defined in the Uniform Commercial Code of the State of New York) in the Mezzanine Cash Management Account in favor of Lender, which security interest is prior to all other Liens as such against creditors of and purchasers from Borrower. Other than in connection with the Loan Documents, Borrower has not sold, pledged, transferred or otherwise conveyed the Mezzanine Cash Management Account.

(b) Each of the Lockbox Account, Cash Management Account and Mezzanine Cash Management Account constitutes “deposit accounts” and/or “securities accounts” within the meaning of the Uniform Commercial Code of the State of New York;

(c) Pursuant and subject to the terms of the Mortgage Loan Documents, the Lockbox Bank and Agent have agreed to comply with all instructions originated by Mortgage Lender, without further consent by Mortgage Borrower, directing disposition of the Lockbox Account, Cash Management Account and Mezzanine Cash Management Account and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities;

(d) The Lockbox Account and Cash Management Account are not in the name of any Person other than Mortgage Borrower, as pledgor, or Mortgage Lender, as pledgee. The Mezzanine Cash Management Account is not in the name of any Person other than Borrower, as pledgor, or Lender, as pledgee. Mortgage Borrower has not consented to the Lockbox Bank and Agent complying with instructions with respect to the Lockbox Account and Cash Management Account from any Person other than Mortgage Lender; and

(e) The Property is not subject to any cash management system (other than pursuant to the Loan Documents), and any and all existing tenant instruction letters issued in connection with any previous financing have been duly terminated prior to the date hereof.

4.1.39 Mortgage Borrower Representations. Borrower has reviewed the representations and warranties made by, and covenants of, Mortgage Borrower to and for the benefit of Mortgage Lender contained in the Mortgage Loan Documents and such representations and warranties are true, correct and complete.

4.1.40 List of Mortgage Loan Documents. There are no Mortgage Loan Documents other than those set forth on Schedule III attached hereto. Borrower has or has caused to be delivered to Lender true, complete and correct copies of all Mortgage Loan Documents, and none of the Mortgage Loan Documents has been amended or modified as of the date thereof.

4.1.41 Mortgage Loan Event of Default. No Mortgage Loan Event of Default exists as of the date hereof.

Section 4.2 Survival of Representations. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 hereof and elsewhere in this

Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

ARTICLE V - BORROWER COVENANTS

Section 5.1 Affirmative Covenants. From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Pledge Agreement encumbering the Collateral (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

5.1.1 Existence; Compliance with Legal Requirements. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and/or cause Mortgage Borrower to comply with all Legal Requirements applicable to Borrower, Mortgage Borrower, the Collateral and/or the Property, including, without limitation, building and zoning codes and certificates of occupancy. There shall never be committed by Borrower or Mortgage Borrower and neither Borrower nor Mortgage Borrower shall ever permit any other Person in occupancy of or involved with the operation or use of the Property to commit any act or omission affording the federal government or any state or local government the right of forfeiture against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer or permit or cause Mortgage Borrower to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times cause Mortgage Borrower to maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep or cause Mortgage Borrower to keep the Property in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Loan Documents and the Mortgage Loan Documents. Borrower shall keep or cause Mortgage Borrower to keep the Property insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement and in the Mortgage Loan Agreement. After prior written notice to Lender, Borrower, at its own expense, may contest, or permit Mortgage Borrower to contest, by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower, Mortgage Borrower, the Collateral or the Property or any alleged violation of any Legal Requirement, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower and/or Mortgage Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iii) neither the Property nor any part thereof or interest therein (including the Collateral) will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall and shall cause Mortgage Borrower to promptly upon final determination thereof comply with any such

Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (v) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower, Mortgage Borrower, the Collateral or the Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or the Property or the Collateral (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

5.1.2 Taxes and Other Charges. Borrower shall pay or cause Mortgage Borrower to pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable; provided, however, Borrower’s obligation to pay or cause Mortgage Borrower to directly pay Taxes shall be suspended for so long as Mortgage Borrower complies with the terms and provisions of Section 7.2 of the Mortgage Loan Agreement. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, Borrower is not required to furnish or cause to be furnished such receipts for payment of Taxes in the event that such Taxes have been paid by Mortgage Lender pursuant to Section 7.2 of the Mortgage Loan Agreement and Lender has received receipts from the relevant taxing authority). Borrower shall not suffer and shall promptly cause Mortgage Borrower to promptly pay and discharge any Lien or charge whatsoever which may be or become a Lien or charge against the Property, and shall promptly pay for or cause to be paid all utility services provided to the Property. After prior written notice to Lender, Borrower, at Borrower’s or Mortgage Borrower’s own expense, may contest or permit Mortgage Borrower to contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower and Mortgage Borrower, as applicable, is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iii) neither the Collateral nor the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall cause Mortgage Borrower to promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; and (vi) Borrower shall or shall cause Mortgage Borrower to furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or the Property or the Collateral (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Mortgage being primed by any related Lien.

5.1.3 Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower, Mortgage Borrower, Guarantor, the Collateral and/or the Property which might materially adversely affect Borrower’s, Mortgage Borrower’s or Guarantor’s condition (financial or otherwise) or business or the Property.

5.1.4 Access to Property. Borrower shall cause Mortgage Borrower to permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon Lender’s providing reasonable advance notice to Borrower subject to Tenant’s rights under any existing lease or leases.

5.1.5 Notice of Default. Borrower shall promptly advise Lender of any material adverse change in Borrower’s, Mortgage Borrower’s or Guarantor’s condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge, including, without limitation, any Mortgage Loan Event of Default.

5.1.6 Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

5.1.7 Perform Loan Documents. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrower.

5.1.8 Award and Insurance Benefits. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds or Net Liquidation Proceeds After Debt Service lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including attorneys’ fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting the Property or any part thereof) out of such Insurance Proceeds.

5.1.9 Further Assurances. Borrower shall or shall cause Mortgage Borrower to, at Borrower’s or Mortgage Borrower’s sole cost and expense, as applicable:

(a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower and Mortgage Borrower pursuant to the terms of the Loan Documents and the Mortgage Loan Documents, as applicable, or which are reasonably requested by Lender in connection therewith;

(b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence,

preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

(c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

5.1.10 Principal Place of Business, State of Organization. Borrower will not cause or permit any change to be made in its or Mortgage Borrower’s name, identity (including its trade name or names), place of organization or formation (as set forth in Section 4.1.36 hereof) or Borrower’s or Mortgage Borrower’s corporate or partnership or other structure unless Borrower shall have first notified Lender in writing of such change at least thirty (30) days prior to the effective date of such change, and shall have first taken all action required by Lender for the purpose of perfecting or protecting the lien and security interests of Lender pursuant to this Agreement, and the other Loan Documents and, in the case of a change in Borrower’s structure, without first obtaining the prior written consent of Lender, which consent may given or denied in Lender’s sole discretion. Upon Lender’s request, Borrower shall, at Borrower’s sole cost and expense, execute and deliver additional security agreements and other instruments which may be necessary to effectively evidence or perfect Lender’s security interest in the Collateral as a result of such change of principal place of business or place of organization. Borrower’s principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium or recording, including software, writings, plans, specifications and schematics, has been for the preceding four months (or, if less, the entire period of the existence of Borrower) and will continue to be the address of Borrower set forth at the introductory paragraph of this Agreement (unless Borrower notifies Lender in writing at least thirty (30) days prior to the date of such change). Borrower shall promptly notify Lender of any change in its organizational identification number. If Borrower does not now have an organizational identification number and later obtains one, Borrower promptly shall notify Lender of such organizational identification number.

5.1.11 Financial Reporting.

(a) Borrower will keep and maintain and will cause Mortgage Borrower to keep and maintain on a Fiscal Year basis, in accordance with the requirements for a Special Purpose Entity set forth herein and GAAP (or such other accounting basis acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and Mortgage Borrower and all items of income and expense in connection with the operation of the Property. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower, Mortgage Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower’s accounting records with respect to the Collateral and the Property, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.

(b) Borrower will furnish (or cause to be furnished) to Lender annually, within ninety (90) days following the end of each Fiscal Year of Borrower and Mortgage Borrower, a complete copy of Borrower’s and Mortgage Borrower’s annual financial statements accompanied by an Officer’s Certificate in the form of Exhibit A attached hereto and containing statements of profit and loss for Borrower, Mortgage Borrower and the Property and a balance sheet for Borrower and Mortgage Borrower. Such statements shall set forth the financial condition and the results of operations for Borrower, Mortgage Borrower and the Property for such Fiscal Year, and shall include, but not be limited to, amounts representing annual net operating income, net cash flow, gross income, and operating expenses.

(c) Borrower will furnish, or cause to be furnished, to Lender on or before thirty (30) days after the end of each calendar quarter the following items, accompanied by an Officer’s Certificate in the form of Exhibit B attached hereto stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower, Mortgage Borrower and the Property (subject to normal year-end adjustments) as applicable: (i) a rent roll for the subject quarter; (ii) quarterly and year-to-date operating statements (including Capital Expenditures) prepared for each calendar quarter, noting net operating income, gross income, and operating expenses (not including any contributions to the Replacement Reserve Fund and the Required Repair Fund), and other information necessary and sufficient to fairly represent the financial position and results of operation of the Property during such calendar quarter, and containing a comparison of budgeted income and expenses and the actual income and expenses; and (iii) a calculation reflecting the Debt Service Coverage Ratio for the immediately preceding three (3), (to begin for the calendar quarter ending on December 31, 2011), six (6) (to begin for the calendar quarter ending on March 31, 2012), and twelve (12) (to begin for the calendar quarter ending on September 30, 2012) month periods as of the last day of such quarter. In addition, such certificate shall also be accompanied by an Officer’s Certificate stating that the representations and warranties of Borrower set forth in Section 4.1.30 are true and correct as of the date of such certificate.

(d) For the partial year period commencing on the date hereof, and for each Fiscal Year thereafter, Borrower shall submit to Lender an Annual Budget not later than thirty (30) days prior to the commencement of such period or Fiscal Year in form reasonably satisfactory to Lender. The Annual Budget shall be subject to Lender’s written approval (each such Annual Budget, an “Approved Annual Budget”). In the event that Lender objects to a proposed Annual Budget submitted by Borrower, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this subsection until Lender approves the Annual Budget. Until such time that Lender approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums and Other Charges.

(e) In the event that Borrower or Mortgage Borrower must incur an extraordinary operating expense or capital expense not set forth in the Approved Annual Budget (each an “Extraordinary Expense”), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender’s approval, which may be given or denied in Lender’s reasonable discretion, unless an Event of Default shall exist, in which event, such approval may be given or denied in Lender’s sole discretion.

(f) Borrower shall furnish to Lender, within ten (10) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of the Property and the financial affairs of Borrower (or the Mortgage Borrower) as may be reasonably requested by Lender.

(g) Borrower shall furnish to Lender, within ten (10) Business Days after Lender’s request (or as soon thereafter as may be reasonably possible), financial and sales information from any Tenant designated by Lender (to the extent such financial and sales information is required to be provided under the applicable Lease and same is received by Borrower after request therefor).

(h) Borrower will cause Guarantor to furnish to Lender annually, within ninety (90) days following the end of each Fiscal Year of Guarantor, financial statements, which shall include an annual balance sheet and profit and loss statement of Guarantor, in the form reasonably required by Lender and accompanied by a certification from Guarantor stating that such financial statements are true, correct, accurate and complete and fairly present the financial condition and results of Guarantor.

(i) Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form, (ii) on a CD/diskette, or (iii) if requested by Lender and within the capabilities of Borrower’s or Mortgage Borrower’s data systems without change or modification thereto, in electronic form. Borrower agrees that Lender may disclose information regarding the Property, Borrower and Mortgage Borrower that is provided to Lender pursuant to this Section 5.1.11 in connection with the Securitization to such parties requesting such information in connection with such Securitization.

5.1.12 Business and Operations. Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Collateral. Borrower will and will cause Mortgage Borrower to qualify to do business and will remain in good standing under the laws of the jurisdiction of its formation as and to the extent the same are required for the ownership of the Collateral or maintenance, management and operation of the Property. Borrower shall, and shall cause Mortgage Borrower to, at all times during the term of the Loan, continue to own all of Equipment, Fixtures and Personal Property which are necessary to operate the Property in the manner required hereunder and in the manner in which it is currently operated.

5.1.13 Title to the Property. Borrower will cause Mortgage Borrower to warrant and defend (a) the title to the Property and every part thereof, subject only to Liens permitted hereunder and under the Mortgage Loan Agreement (including Permitted Encumbrances) and (b) the validity and priority of the Lien of the Mortgage on the Property, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower will warrant and defend the validity and priority of the Liens of the Pledge Agreement on the Collateral against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys’ fees and expenses) incurred by Lender if an interest in the Collateral or the Property, other than as permitted hereunder, is claimed by another Person.

5.1.14 Costs of Enforcement. In the event (a) that Lender exercises any or all of its rights or remedies under the Pledge Agreement or any other Loan Documents as and when permitted thereby, or (b) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower, Mortgage Borrower or any of its constituent Persons or an assignment by Borrower, Mortgage Borrower or any of its constituent Persons for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including reasonable attorneys’ fees and expenses, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

5.1.15 Estoppel Statement.

(a) After request by Lender, Borrower shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the Interest Rate of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, claimed by Borrower, and (vi) that the Note, this Agreement, the Pledge Agreement and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

(b) Borrower shall cause the Mortgage Borrower to deliver to Lender upon request, tenant estoppel certificates from each commercial Tenant leasing space at the Property in form and substance reasonably satisfactory to Lender provided that Borrower shall not be required to cause the Mortgage Borrower to deliver such certificates more frequently than two (2) times in any calendar year.

5.1.16 Loan Proceeds. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4 hereof.

5.1.17 Performance by Borrower.

(a) Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Lender.

(b) Borrower shall cause Mortgage Borrower, in a timely manner, to observe, perform and fulfill each and every covenant, term and provision of each Mortgage Loan Document executed and delivered by, or applicable to, Mortgage Borrower and shall not cause or permit Mortgage Borrower to enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Mortgage Loan Document executed and delivered by, or applicable to, Mortgage Borrower without the prior written consent of Lender

5.1.18 Confirmation of Representations. Borrower shall deliver, in connection with any Securitization, (a) one (1) or more Officer’s Certificates certifying as to the accuracy of all representations made by Borrower in the Loan Documents as of the date of the closing of such Securitization in all relevant jurisdictions, and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower, Mortgage Borrower, Principal and Guarantor as of the date of the Securitization.

5.1.19 Environmental Covenants.

(a) Borrower covenants and agrees that: (i) all uses and operations on or of the Property, whether by Borrower, Mortgage Borrower or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (ii) there shall be no Releases of Hazardous Substances in, on, under or from the Property; (iii) there shall be no Hazardous Substances in, on, or under the Property, except those that are (A) in compliance with all Environmental Laws and with permits issued pursuant thereto (to the extent such permits are required by Environmental Law), (B) de-minimis amounts necessary to operate the Property for the purposes set forth in the Loan Agreement which will not result in an environmental condition in, on or under the Property and which are otherwise permitted under and used in compliance with Environmental Law and (C) fully disclosed to Lender in writing; (iv) Borrower shall cause Mortgage Borrower to keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Mortgage Borrower or any other Person (the “Environmental Liens”); (v) Borrower shall cause Mortgage Borrower, at Mortgage Borrower’s sole cost and expense, to fully and expeditiously cooperate in all activities pursuant to subsection (b) below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (vi) Borrower shall cause Mortgage Borrower, at Mortgage Borrower’s sole cost and expense, to perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Lender made in the event that Lender has reasonable reason to believe that an environmental hazard exists on the Property (including but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (vii) Borrower shall cause Mortgage Borrower, at Mortgage Borrower’s sole cost and expense, to comply with all reasonable written requests of Lender made in the event that Lender has reason to believe that an environmental hazard exists on the Property (A) reasonably effectuate Remediation of any condition (including but not limited to a Release of a Hazardous Substance) in, on, under or from the Property; (B) comply with any Environmental Law; (C) comply with any directive from any Governmental Authority; and (D) take any other reasonable action necessary or appropriate for protection of human health or the environment; (viii) Borrower shall not permit Mortgage Borrower to do or allow any Tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any Person (whether on or off the Property), impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property; and (ix) Borrower shall cause Mortgage Borrower to immediately notify Lender in writing of (A) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the

Property; (B) any non-compliance with any Environmental Laws related in any way to the Property; (C) any actual or potential Environmental Lien; (D) any required or proposed Remediation of environmental conditions relating to the Property; and (E) any written or oral notice or other communication of which Borrower or Mortgage Borrower becomes aware from any source whatsoever (including but not limited to a governmental entity) relating in any way to the release or potential release of Hazardous Substances or Remediation thereof, likely to result in liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Section.

(b) In the event that Lender has reasonable reason to believe that an environmental hazard exists on the Property that may, in Lender’s sole discretion, endanger any Tenants or other occupants of the Property or their guests or the general public or may materially and adversely affect the value of the Property, upon reasonable notice from Lender, Borrower shall cause Mortgage Borrower, at Mortgage Borrower’s expense, promptly cause an engineer or consultant satisfactory to Lender to conduct an environmental assessment or audit (the scope of which shall be determined in Lender’s sole and absolute discretion) and take any samples of soil, groundwater or other water, air, or building materials or any other invasive testing requested by Lender and promptly deliver the results of any such assessment, audit, sampling or other testing; provided, however, if such results are not delivered to Lender within a reasonable period or if Lender has reason to believe that an environmental hazard exists on the Property that, in Lender’s sole judgment, endangers any Tenant or other occupant of the Property or their guests or the general public or may materially and adversely affect the value of the Property, upon reasonable notice to Borrower, Lender and any other Person designated by Lender, including but not limited to any receiver, any representative of a governmental entity, and any environmental consultant, shall have the right, but not the obligation, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lender’s sole and absolute discretion) and taking samples of soil, groundwater or other water, air, or building materials, and reasonably conducting other invasive testing. Borrower shall cause Mortgage Borrower to cooperate with and provide Lender and any such Person designated by Lender with access to the Property.

5.1.20 Leasing Matters.

(a) Any Leases with respect to the Property written after the date hereof shall be subject to the prior written approval of Lender, which approval shall not be unreasonably withheld, conditioned or delayed. Upon request, Borrower shall furnish Lender with executed copies of all Leases. All renewals of Leases and all proposed Leases shall provide for rental rates comparable to existing local market rates. All proposed Leases shall be on commercially reasonable terms and shall not contain any terms which would materially affect Lender’s rights under the Loan Documents. All Leases executed after the date hereof shall provide that they are subordinate to the Mortgage and that the lessee agrees to attorn to Mortgage Lender or any purchaser at a sale by foreclosure or power of sale. Borrower (i) shall cause Mortgage Borrower to observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall cause Mortgage Borrower to enforce and may amend or terminate the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner and in a manner not to impair the value of the Property involved except that no termination by Borrower or acceptance of surrender by a Tenant of any Leases shall be permitted unless by reason of a tenant default and then only in a commercially reasonable manner to preserve and protect the Property; provided, however, that no such amendment or modification or termination or surrender of the Mercedes-Benz Lease will be permitted without the prior written consent of Lender; (iii) shall not cause or permit Mortgage Borrower to collect any of the rents more than one (1) month in advance (other than security deposits); (iv) shall not cause or permit Mortgage Borrower to execute any other assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (v) shall not cause or permit Mortgage Borrower to alter, modify or change the terms of the Leases in a manner inconsistent with the provisions of the Loan Documents; and (vi) shall cause Mortgage Borrower to execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time reasonably require. Notwithstanding anything to the contrary contained herein, Borrower shall not cause or permit Mortgage Borrower to enter into a lease of all or substantially all of the Property without Lender’s prior written consent. Notwithstanding anything to the contrary contained herein, all new Leases and all amendments, modifications, extensions, and renewals of existing Leases with Tenants that are Affiliates of Borrower shall be subject to the prior written consent of Lender.

(b) If Mercedes-Benz shall give notice to Borrower that the Property does not contain the number of parking spaces required by the Mercedes-Benz Lease, then Borrower shall, within sixty (60) days after receipt of such notice, reconfigure and/or re-stripe the parking areas at the Property or take any other action necessary to provide for the number of parking spaces required by the Mercedes-Benz Lease.

5.1.21 Alterations. Borrower shall obtain Lender’s prior written consent prior to permitting Mortgage Borrower to perform any alterations to any Improvements, which consent shall not be unreasonably withheld or delayed except with respect to alterations that may have a material adverse effect on Borrower’s or Mortgage Borrower’s financial condition, the value of the Property or the Property’s Net Operating Income. Notwithstanding the foregoing, Lender’s consent shall not be required in connection with any alterations that will not have a material adverse effect on Borrower’s or Mortgage Borrower’s financial condition, the value of the Property or the Property’s Net Operating Income, provided that such alterations are made in connection with (a) tenant improvement work performed pursuant to the terms of any Lease executed on or before the date hereof, (b) tenant improvement work performed pursuant to the terms and provisions of a Lease and not adversely affecting any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements, or (c) alterations performed in connection with the Restoration of the Property after the occurrence of a Casualty or Condemnation in accordance with the terms and provisions of this Agreement. If the total unpaid amounts due and payable with respect to alterations to the Improvements at the Property (other than such amounts to be paid or reimbursed by Tenants under the Leases) shall at any time exceed $250,000.00 (the “Threshold Amount”), Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following: (A) cash, (B) U.S. Obligations, (C) other securities having a rating acceptable to Lender and that, at Lender’s option, the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned to any Securities or any class thereof in connection with any Securitization or (D) a completion and performance bond or an irrevocable letter of credit (payable on sight draft only) issued by a financial institution having a rating by S&P of not less than “A-1+” if the term of such bond or letter of credit is no longer than three (3) months or, if such term is in excess of three (3) months, issued by a financial institution having a rating that is acceptable to Lender and that, at Lender’s option, the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned to any Securities or class thereof in connection with any Securitization. Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on the Property (other than such amounts to be paid or reimbursed by Tenants under the Leases) over the Threshold Amount and Lender may apply such security from time to time at the option of Lender to pay for such alterations. Notwithstanding anything to the contrary set forth herein, Borrower shall be relieved of its obligation to deposit such security required under this Section 5.1.21 provided that (1) Mortgage Borrower is required to and does deposit such security in accordance with the Mortgage Loan, and (2) Lender receives evidence reasonably acceptable to Lender of the deposit of such security with Mortgage Lender.

5.1.22 Operation of Property.

(a) Borrower shall cause Mortgage Borrower to operate the Property, in all material respects, in accordance with the Management Agreement (or Replacement Management Agreement) as applicable. In the event that the Management Agreement expires or is terminated (without limiting any obligation of Borrower to obtain Lender’s consent to any termination or modification of the Management Agreement in accordance with the terms and provisions of this Agreement), Borrower shall promptly cause Mortgage Borrower to enter into a Replacement Management Agreement with Manager or another Qualified Manager, as applicable.

(b) Borrower shall cause Mortgage Borrower to: (i) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by Mortgage Borrower under the Management Agreement and do all things necessary to preserve and to keep unimpaired Mortgage Borrower’s material rights thereunder; (ii) promptly notify Lender of any material default under the Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Management Agreement; and (iv) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by Manager under the Management Agreement, in a commercially reasonable manner.

5.1.23 Embargoed Person. Borrower has performed (or caused to be performed) and shall perform (or cause to be performed) reasonable due diligence to insure that at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents (a) none of the funds or other assets of Borrower, Mortgage Borrower, Guarantor or the REIT constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person; (b) no Embargoed Person has any interest of any nature whatsoever in Borrower, Mortgage Borrower, Guarantor or the REIT, as applicable, with the result that the investment in Borrower, Mortgage Borrower, Guarantor or the REIT, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower, Mortgage Borrower, Guarantor or the REIT, as applicable, have been derived from, or are the proceeds of, any unlawful activity, including money laundering, terrorism or terrorism activities, with the result that the investment in Borrower, Mortgage Borrower, Guarantor or the REIT, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law, or may cause the Property to be subject to forfeiture or seizure. Notwithstanding the foregoing, to the extent that an Embargoed Person acquires a non-controlling interest in Borrower, Mortgage Borrower, Guarantor or the REIT, without the knowledge of Borrower, Mortgage Borrower, Guarantor or the REIT, through a transaction brokered by a Financial Industry Regulatory Authority (FINRA) licensed broker dealer not affiliated with Borrower, Mortgage Borrower, Guarantor or the REIT, provided such broker dealer has executed a dealer agreement or selling agreement with the REIT or other affiliate of the REIT in which it covenants to, among other things, comply with the USA PATRIOT Act (or any successor legislation), the resulting breach of the foregoing covenant shall be deemed to be unintentional and not grossly negligent for purposes of Section 9.3 hereof.

5.1.24 Mortgage Loan Reserve Funds. Borrower shall cause Mortgage Borrower to deposit and maintain each of the Mortgage Loan Reserve Funds as more particularly set forth in the Mortgage Loan Agreement and to perform and comply with all the terms and provisions relating thereto. Borrower grants to Lender a first-priority perfected security interest in Borrower’s interest in each of the Mortgage Loan Reserve Funds, if any, subject to the prior rights of Mortgage Lender, and any and all monies now or hereafter deposited in each Mortgage Loan Reserve Fund as additional security for payment of the Debt to the extent Borrower has an interest in same. Subject to the qualifications regarding Borrower’s interest in the Mortgage Loan Reserve Funds, if any, until expended or applied in accordance with the Mortgage Loan Documents or the Loan Documents, Borrower’s interest in the Mortgage Loan Reserve Funds shall constitute additional security for the Debt and upon the occurrence of an Event of Default, Lender may, in addition to any and all other remedies available to Lender, apply any sums then present in any or all of the Mortgage Loan Reserve Funds to the payment of the Debt in any order in its sole discretion.

5.1.25 Special Distributions. On each date on which amounts are required to be disbursed to Lender pursuant to the terms of the Cash Management Agreement or are required to be paid to Lender under any of the Loan Documents, Borrower shall exercise its rights under the Organizational Documents of Mortgage Borrower and Principal to cause Mortgage Borrower to make to Borrower a distribution in an aggregate amount such that Lender shall receive the amount required to be disbursed to Lender on such date.

5.1.26 Mortgage Borrower Covenants. Borrower shall cause Mortgage Borrower to comply with all obligations under the Mortgage Loan Agreement and all other Mortgage Loan Documents (including, without limitation, those certain affirmative and negative covenants set forth in Article V of the Mortgage Loan Agreement) with which Mortgage Borrower has expressly covenanted in the Mortgage Loan Documents to comply, whether the Mortgage Loan has been repaid or the related Mortgage Loan Document has been otherwise terminated, unless otherwise consented to in writing by Lender or as provided in the Mortgage Loan Documents. Borrower shall cause Mortgage Borrower to promptly notify Lender of all notices received by

Mortgage Borrower under or in connection with the Mortgage Loan, including, without limitation, any notice by the Mortgage Lender to Mortgage Borrower of any default by Mortgage Borrower in the performance or observance of any of the terms, covenants or conditions of the Mortgage Loan Documents on the part of Mortgage Borrower to be performed or observed, and deliver to Lender a true copy of each such notice, together with any other consents, notices, requests or other written correspondence between Mortgage Borrower and Mortgage Lender.

Section 5.2 Negative Covenants. From the date hereof until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Collateral in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

5.2.1 Operation of Property.

(a) As it relates to the Property or Mortgage Borrower, Borrower shall not, without Lender’s prior written consent permit Mortgage Borrower to: (i) surrender, terminate, cancel, amend or modify the Management Agreement; provided, that Borrower may, without Lender’s consent, replace the Manager so long as the replacement manager is a Qualified Manager pursuant to a Replacement Management Agreement; (ii) reduce or consent to the reduction of the term of the Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Management Agreement, or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement in any material respect.

(b) Following the occurrence and during the continuance of an Event of Default, Borrower shall not permit Mortgage Borrower to exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Management Agreement as it relates to the Property or Mortgage Borrower, without the prior written consent of Lender, which consent may be granted, conditioned or withheld in Lender’s sole discretion.

5.2.2 Liens. Borrower shall not create, incur, assume or suffer to exist any Lien on the Collateral, except for Liens created by or expressly permitted under the Loan Documents. Borrower shall not permit or cause Mortgage Borrower to create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except for Permitted Encumbrances.

5.2.3 Dissolution. Borrower shall not (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (b) engage in any business activity not related to the ownership of the Collateral, (c) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Borrower except to the extent permitted by the Loan Documents, (d) modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction or (e) cause the Principal or Mortgage Borrower to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which the Principal or Mortgage Borrower would be dissolved, wound up or liquidated in whole or in part, or (ii) amend, modify, waive or terminate the organizational documents of the Principal or Mortgage Borrower, in each case, without obtaining the prior written consent of Lender or Lender’s designee.

5.2.4 Change In Business.

(a) Borrower shall not enter into any line of business other than the ownership of the Collateral, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

(b) Borrower shall not allow Mortgage Borrower to enter into any line of business other than the ownership of the Property, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business. Nothing contained in this Section 5.2.4 is intended to expand the rights of Borrower contained in Section 5.2.10(d) hereof.

5.2.5 Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business. In addition, Borrower shall not permit or cause Mortgage Borrower to cancel or otherwise forgive or release any material claim or debt (other than termination of Leases in accordance herewith) owed to Mortgage Borrower by any Person, except for adequate consideration and in the ordinary course of Mortgage Borrower’s business.

5.2.6 Zoning. Borrower shall not permit Mortgage Borrower to initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior written consent of Lender.

5.2.7 [Intentionally Omitted].

5.2.8 [Intentionally Omitted].

5.2.9 ERISA.

(a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (A) Borrower is not and does not maintain an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (B) Borrower is not subject to any state statute regulating investment of, or fiduciary obligations with respect to governmental plans and (C) one or more of the following circumstances is true:

(i) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);

(ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(f)(2); or

(iii) Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e).

5.2.10 Transfers.

(a) Borrower acknowledges that Lender has examined and relied on the experience of Borrower, Mortgage Borrower and its stockholders, general partners, members, principals and (if Mortgage Borrower is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Mortgage Borrower’s ownership of the Property as a means of maintaining the value of the Property for repayment of the Debt and the performance of the other obligations of Borrower under the Loan Documents. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the other obligations of Borrower under the Loan Documents, Lender can recover the Debt by a sale of the Collateral.

(b) Without the prior written consent of Lender, and except to the extent otherwise set forth in this Section 5.2.10, Borrower shall not, and shall not permit any Restricted Party to do any of the following (collectively, a “Transfer”): (i) sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Property or the Collateral or any part thereof or any legal or beneficial interest therein or (ii) permit a Sale or Pledge of an interest in any Restricted Party, other than (A) pursuant to Leases of space in the Improvements to Tenants in accordance with the provisions of Section 5.1.20, (B) Permitted Transfers and (C) upon satisfaction of the Transfer Criteria, Permitted Conditional Transfers. Notwithstanding anything contained in this Section 5.2.10(b) or in Section 5.2.10(d) hereof, no Transfer of any direct ownership interest in Borrower or Mortgage Borrower shall be permitted.

(c) A Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Mortgage Borrower agrees to sell the Property or any part thereof or Borrower agrees to sell the Collateral or any part thereof for a price to be paid in installments; (ii) an agreement by Mortgage Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space Tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Mortgage Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interest or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new non-managing membership interests; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) the removal or the resignation of the managing agent (including, without limitation, an Affiliated Manager) other than in accordance with Section 5.1.22 hereof.

(d) Except as otherwise permitted under the definition of Permitted Transfers and Permitted Conditional Transfers and notwithstanding the provisions of this Section 5.2.10, Lender’s consent shall not be required in connection with one or a series of Transfers, of not more than forty-nine percent (49%) of the stock, the limited partnership interests or non-managing membership interests (as the case may be) in a Restricted Party; provided, however, no such Transfer shall result in the change of Control in a Restricted Party, and as a condition to each such Transfer, Lender shall receive not less than thirty (30) days prior written notice of such proposed Transfer. If after giving effect to any such Transfer, more than forty-nine percent (49%) in the aggregate of direct or indirect interests in a Restricted Party are owned by any Person and its Affiliates that owned less than forty-nine percent (49%) direct or indirect interest in such Restricted Party as of the Closing Date, Borrower shall, no less than thirty (30) days prior to the effective date of any such Transfer, deliver to Lender an Additional Insolvency Opinion acceptable to Lender and the Rating Agencies. In addition, at all times, the REIT must continue to Control Borrower, Mortgage Borrower and Guarantor and own, directly or indirectly, at least a seventy-five percent (75%) legal and beneficial interest in Borrower, Mortgage Borrower and Guarantor.

(e) [Intentionally Omitted].

(f) Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Borrower’s Transfer without Lender’s consent. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer.

5.2.11 Material Agreements. Borrower shall not and shall cause Mortgage Borrower not to, without Lender’s prior written consent, not to be unreasonably withheld, conditioned or delayed: (a) surrender or terminate any Material Agreement to which it is a party (unless the other party thereto is in material default and the termination of such agreement would be commercially reasonable), (b) increase or consent to the increase of the amount of any charges under any Material Agreement to which it is a party, except as provided therein or on an arms’ length basis and commercially reasonable terms (provided that any material increases in such charges shall require the approval of Lender); (c) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under any Material Agreement to which it is a party in any material respect, except on an arm’s-length basis and commercially reasonable terms or (d) enter into any Material Agreement which is not included as part of an Approved Annual Budget. To the extent Lender’s written approval is required pursuant to this Section 5.2.11 for any action with respect to a Material Agreement, Borrower’s written request therefor shall be delivered together with such materials reasonably requested by Lender in order to evaluate such request (it being acknowledged and agreed that no request for consent shall be effective unless and until such materials have been delivered to Lender) and shall conspicuously state, in large bold type, that “PURSUANT TO SECTION 5.2.11 OF THE LOAN AGREEMENT, THIS IS A REQUEST FOR LENDER’S CONSENT. LENDER’S RESPONSE IS REQUIRED WITHIN TEN (10) DAYS” and the envelope containing the request must be marked “PRIORITY”. In the event the Lender fails to approve or disapprove the written consent within such ten (10) day period, then Lender’s consent shall be deemed to have been granted.

5.2.12 Limitations on Securities Issuances. Without limiting the generality of any applicable restrictions set forth in Section 5.2.10, neither Borrower nor Mortgage Borrower shall issue any limited liability company interests, partnership interests or other securities other than those that have been issued as of the date hereof.

5.2.13 Limitations on Distributions. Following the occurrence and during the continuance of an Event of Default, Borrower shall not make any distributions to its members, partners and shareholders, as applicable.

5.2.14 Other Limitations. Prior to the payment in full of the Debt, neither Borrower nor any of its Affiliates shall, without the prior written consent of Lender (which may be furnished or withheld at its sole and absolute discretion), give its consent or approval to any of the following actions or items:

(a) (i) any refinance of the Mortgage Loan, unless the Loan shall have been, or is concurrently, paid in full; (ii) any prepayment in full of the Mortgage Loan, unless the Loan shall have been, or is concurrently, paid in full; (iii) except as otherwise specifically permitted by Lender herein, any Transfer of the Property or any portion thereof; or (iv) any action in connection with or in furtherance of the foregoing;

(b) creating, incurring, assuming or suffering to exist any additional Liens on any portion of the Property except for Permitted Encumbrances;

(c) [intentionally omitted];

(d) approve the terms of any Annual Budget to the extent that Lender’s approval is required pursuant to the terms of this Agreement;

(e) the distribution to the direct or indirect partners, members, owners or shareholders of Mortgage Borrower of property other than cash;

(f) except as set forth in an Approved Annual Budget or as permitted under the Mortgage Loan Documents and this Agreement, any (i) improvement, renovation or refurbishment of all or any part of the Property to a materially higher standard or level than that of comparable properties in the same market segment and in the same geographical area as the

Property, (ii) removal, demolition or material alteration of the improvements or equipment on the Property or (iii) material increase in the square footage or gross leasable area of the improvements on the Property;

(g) any material change in the method of conduct of the business of Borrower or Mortgage Borrower; or

(h) except as required by the Mortgage Loan Documents, any determination to restore the Property after a Casualty or Condemnation.

5.2.15 Organizational Documents. Borrower shall not, and shall not permit Mortgage Borrower or any Principal to amend or modify the Organizational Documents of Mortgage Borrower or any Principal in any respect without Lender’s prior written consent, except as permitted hereunder.

5.2.16 Acquisition of the Mortgage Loan.

(a) No Borrower Party or any Person acting at any such Borrower Party’s request or direction, shall acquire or agree to acquire the lender’s interest in the Mortgage Loan, or any portion thereof or any interest therein, or any direct or indirect ownership interest in the holder of the Mortgage Loan, via purchase, transfer, exchange or otherwise, and any breach or attempted breach of this provision shall constitute an Event of Default hereunder. If, solely by operation of applicable subrogation law, Borrower shall have failed to comply with the foregoing, then Borrower: (i) shall promptly notify Lender of such failure; (ii) shall cause any and all such prohibited parties acquiring any interest in the Mortgage Loan Documents: (A) not to enforce the Mortgage Loan Documents; and (B) upon the request of Lender, to the extent any of such prohibited parties has or have the power or authority to do so, to promptly: (1) cancel the promissory note evidencing the Mortgage Loan, (2) reconvey and release the Lien securing the Mortgage Loan and any other collateral under the Mortgage Loan Documents, and (3) discontinue and terminate any enforcement proceeding(s) under the Mortgage Loan Documents.

(b) Lender shall have the right at any time to acquire all or any portion of the Mortgage Loan or any interest in any holder of, or participant in, the Mortgage Loan without notice or consent of Borrower or any other Borrower Party, in which event Lender shall have and may exercise all rights of Mortgage Lender thereunder (to the extent of its interest), including the right (i) to declare that the Mortgage Loan is in default as permitted under the Mortgage Loan Documents and (ii) to accelerate the Mortgage Loan indebtedness, in accordance with the terms thereof and (iii) to pursue all remedies against any obligor under the Mortgage Loan Documents. In addition, Borrower hereby expressly agrees that any claims, counterclaims, defenses, offsets, deductions or reductions of any kind which Mortgage Borrower or any other Person may have against Mortgage Lender relating to or arising out of the Mortgage Loan shall be the personal obligation of Mortgage Lender (and its successors and assigns), and in no event shall Mortgage Borrower be entitled to bring, pursue or raise any such claims, counterclaims, defenses, offsets, deductions or reductions against Lender or any Affiliate of Lender or any other Person as the successor holder of the Mortgage Loan or any interest therein, provided that Mortgage Borrower may seek specific performance of its contractual rights under the Mortgage Loan Documents.

ARTICLE VI - INSURANCE; CASUALTY; CONDEMNATION; RESTORATION

Section 6.1 Insurance.

(a) Borrower shall cause Mortgagor Borrower to maintain at all times during the term of the Loan the insurance required under Section 6.1 of the Mortgage Loan Agreement, including, without limitation, meeting all insurer requirements thereunder. In addition, Borrower shall cause Lender and Borrower to each to be named as an additional insured under the insurance policies described in Section 6.1(a) of the Mortgage Loan Agreement. In addition, Borrower shall cause Lender to be named as a loss payee and mortgagee together with Mortgage Lender, as their interest may appear but subject to the terms any intercreditor agreement between Lender and Mortgage Lender, under all other insurance policies required under Section 6.1(a) of the Mortgage Loan Agreement. Borrower shall also cause all insurance policies required under this Section 6.1 to provide for at least thirty (30) days prior notice to Lender in the event of policy cancellation or material changes (or ten (10) days for cancellation due to nonpayment). Borrower shall provide Lender with evidence of all such insurance required hereunder simultaneously with Mortgage Borrower’s provision of such evidence to Mortgage Lender.

(b) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate after three (3) Business Days notice to Borrower if prior to the date upon which any such coverage will lapse or at any time Lender deems necessary (regardless of prior notice to Borrower) to avoid the lapse of any such coverage. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Collateral and shall bear interest at the Default Rate. For purposes of this Agreement, Lender shall have the same approval rights over the insurance referred to above (including, without limitation, the insurers, deductibles and coverages thereunder, as well as the right to require other reasonable insurance) as are provided in favor of the Mortgage Lender in the Mortgage Loan Agreement.

Section 6.2 Casualty. If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt written notice of such damage to Lender and shall cause Mortgage Borrower to promptly commence and diligently prosecute the completion of the Restoration of the Property pursuant to Section 6.4 of the Mortgage Loan Agreement.

Section 6.3 Condemnation. Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of the Property and shall cause Mortgage Borrower to deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall cause Mortgage Borrower, at its expense, to diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until Net Liquidation Proceeds After Debt Service shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Net Liquidation Proceeds After Debt Service interest at the rate or rates provided herein or in the Note. If any portion of the Property is taken by a condemning authority, Borrower shall cause Mortgage Borrower to promptly commence and diligently prosecute the Restoration of the Property pursuant to Section 6.4 of the Mortgage Loan Agreement and otherwise comply with the provisions of Section 6.4 of the Mortgage Loan Agreement.

Section 6.4 Restoration. Borrower shall, or shall cause Mortgage Borrower to, deliver to Lender all reports, plans, specifications, documents and other materials that are delivered to Mortgage Lender under Section 6.4 of the Mortgage Loan Agreement and to otherwise comply in all respects with Section 6.4 of the Mortgage Loan Agreement in connection with a Restoration. If any insurance proceeds or condemnation awards are to be disbursed by Mortgage Lender for restoration, Borrower shall deliver or cause to be delivered to Lender copies of all written correspondence delivered to and received from Mortgage Lender that relates to the restoration and release of the insurance proceeds or condemnation awards.

Section 6.5 Approvals. For purposes of this Article VI, Borrower shall obtain the approval of Lender for each matter requiring the approval of Mortgage Lender under the provisions of the Mortgage Loan Agreement, with each reference in any such provisions to the “Loan” to include the Mortgage Loan and the Loan, and the reference in any such provisions to the “Maturity Date” to mean the Maturity Date, as defined herein. If the Mortgage Lender does not require the deposit by the Mortgage Borrower of the “Net Proceeds Deficiency” pursuant to the Mortgage Loan Agreement, Lender shall have the right to demand that Borrower make a deposit of said “Net Proceeds Deficiency” in accordance with the terms of such Section (as if each reference therein to “Borrower” and “Lender” referred to Borrower and Lender, respectively). Notwithstanding the provisions of this Section 6.5 to the contrary, in the event that (1) Mortgage Lender’s consent is required for any matter pursuant to Section 6.4 of the Mortgage Loan Agreement, (2) Mortgage Lender has given such consent and (3) the requirements of Section 6.4 of the Mortgage Loan Agreement relating to the giving of such consent have not been materially modified without Lender’s consent, Lender shall not unreasonably withhold its consent to the same.

ARTICLE VII - RESERVE FUNDS

Section 7.1 Required Repairs. Borrower shall perform, or cause Mortgage Borrower to perform, the Required Repairs in accordance with all the terms and conditions set forth in Section 7.1 of the Mortgage Loan Agreement.

Section 7.2 Tax and Insurance Escrow Fund.

(a) Borrower shall cause Mortgage Borrower to comply with all of the terms and conditions set forth in Section 7.2 of the Mortgage Loan Agreement.

(b) In the event (i) Mortgage Lender waives the requirements of Mortgage Borrower to maintain the Tax and Insurance Escrow Fund pursuant to the terms of Section 7.2 of the Mortgage Loan Agreement (other than as expressly provided therein), or (ii) the Mortgage Loan has been repaid in full and a similar reserve fund is not required under a new mortgage loan, if any, Lender shall have the right to require Borrower to establish and maintain an escrow fund that would operate in the same way as the Tax and Insurance Escrow Fund in Section 7.2 of the Mortgage Loan Agreement.

Section 7.3 Replacements and Replacement Reserve.

(a) Borrower shall cause Mortgage Borrower to comply with all of the terms and conditions set forth in Section 7.3 of the Mortgage Loan Agreement.

(b) In the event (i) Mortgage Lender waives the requirements of Mortgage Borrower to maintain the Replacement Reserve Fund pursuant to the terms of Section 7.3 of the Mortgage Loan Agreement, or (ii) the Mortgage Loan has been repaid in full and a similar reserve fund is not required under a new mortgage loan, if any, Lender shall have the right to require Borrower to establish and maintain a reserve fund that would operate in the same way as the Replacement Reserve Fund in Section 7.3 of the Mortgage Loan Agreement.

Section 7.4 Rollover Reserve.

(a) Borrower shall cause Mortgage Borrower to comply with all of the terms and conditions set forth in Section 7.4 of the Mortgage Loan Agreement.

(b) In the event (i) Mortgage Lender waives the requirements of Mortgage Borrower to maintain the Rollover Reserve Fund pursuant to the terms of Section 7.4 of the Mortgage Loan Agreement, or (ii) the Mortgage Loan has been repaid in full and a similar reserve fund is not required under a new mortgage loan, if any, Lender shall have the right to require Borrower to establish and maintain a reserve fund that would operate in the same way as the Rollover Reserve Fund in Section 7.4 of the Mortgage Loan Agreement.

Section 7.5 Excess Cash Flow Reserve Fund.

(a) Borrower shall cause Mortgage Borrower to comply with all of the terms and conditions set forth in Section 7.5 of the Mortgage Loan Agreement.

(b) In the event (i) Mortgage Lender waives the requirements of Mortgage Borrower to maintain the Excess Cash Flow Reserve Fund pursuant to the terms of Section 7.5 of the Mortgage Loan Agreement, or (ii) the Mortgage Loan has been repaid in full and a similar reserve fund is not required under a new mortgage loan, if any, Lender shall have the right to require Borrower to establish and maintain a reserve fund that would operate in the same way as the Excess Cash Flow Reserve Fund in Section 7.5 of the Mortgage Loan Agreement.

Section 7.6 Reserve Funds, Generally.

(a) Borrower grants to Lender a first-priority perfected security interest in each of the Reserve Funds and any and all monies now or hereafter deposited in each Reserve Fund as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for the Debt.

(b) Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the payment of the Debt in any order in its sole discretion.

(c) The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender. The Reserve Funds shall be held in an Eligible Account in Permitted Investments as directed by Lender or Lender’s Servicer. Unless expressly provided for in this Article VII, all interest on a Reserve Fund shall not be added to or become a part thereof and shall be the sole property of and shall be paid to Lender. Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to the interest earned on the Reserve Funds credited or paid to Borrower or Mortgage Borrower.

(d) Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

(e) Lender and Servicer shall not be liable for any loss sustained on the investment of any funds constituting the Reserve Funds. Borrower shall indemnify Lender and Servicer and hold Lender and Servicer harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys’ fees and expenses) arising from or in any way connected with the Reserve Funds or the performance of the obligations for which the Reserve Funds were established. Borrower shall assign to Lender all rights and claims Borrower may have against all persons or entities supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

(f) Any amount remaining in the Reserve Funds after the Debt has been paid in full shall be returned to Borrower.

Section 7.7 Transfer of Reserve Funds under Mortgage Loan. If Mortgage Lender waives any reserves or escrow accounts required in accordance with the terms of the Mortgage Loan Agreement, which reserves or escrow accounts are also required in accordance with the terms of this Article VII, or if the Mortgage Loan is paid off in full (without a prepayment of the Loan, to the extent permitted hereunder) and Reserve Funds that are required hereunder are not required under a new mortgage loan, if any, then Borrower shall cause any amounts that would have been deposited into any reserves or escrow accounts in accordance with the terms of the Mortgage Loan Agreement to be transferred to and deposited with Lender in accordance with the terms of this Article VII (and Borrower shall enter into a cash management and lockbox agreement for the benefit of Lender substantially similar to the Cash Management Agreement and the Lockbox Agreement, respectively, entered into at the time of the closing of the Mortgage Loan), and, if any letters of credit have been substituted by Mortgage Borrower for any such reserves or escrows as may be specifically permitted by the Mortgage Loan Agreement, then Borrower shall also cause such letters of credit to be transferred to Lender to be held by Lender upon the same terms and provisions as set forth in the Mortgage Loan Agreement.

ARTICLE VIII - DEFAULTS

Section 8.1 Event of Default.

(a) Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i) if any portion of the Debt is not paid when due;

(ii) if any of the Taxes or Other Charges are not paid when the same are due and payable;

(iii) if the Policies are not kept in full force and effect, or if certified copies of the Policies are not delivered to Lender upon request;

(iv) if a Transfer occurs without Lender’s prior written consent in violation of the provisions of this Agreement or the provisions of the Pledge Agreement;

(v) if any representation or warranty made by Borrower herein (or incorporated herein by reference) or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

(vi) if Borrower, Mortgage Borrower or Principal shall make an assignment for the benefit of creditors;

(vii) if a receiver, liquidator or trustee shall be appointed for Borrower, Mortgage Borrower or Principal or any other guarantor under any guarantee issued in connection with the Loan or if Borrower, Mortgage Borrower or Principal shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Mortgage Borrower or Principal, or if any proceeding for the dissolution or liquidation of Borrower, Mortgage Borrower or Principal shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Mortgage Borrower or Principal upon the same not being discharged, stayed or dismissed within sixty (60) days;

(viii) if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(ix) if Guarantor or any guarantor or indemnitor under any guaranty or indemnity issued in connection with the Loan shall make an assignment for the benefit of creditors or if a receiver, liquidator or trustee shall be appointed for Guarantor or any guarantor or indemnitor under any guarantee or indemnity issued in connection with the Loan or if Guarantor or such other guarantor or indemnitor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Guarantor or such other guarantor or indemnitor, or if any proceeding for the dissolution or liquidation of Guarantor or such other guarantor or indemnitor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Guarantor or such other guarantor or indemnitor, upon the same not being discharged, stayed or dismissed within ninety (90) days; provided, further, however, it shall be at Lender’s option to determine whether any of the foregoing shall be an Event of Default;

(x) if Borrower breaches any covenant contained in Section 4.1.30 hereof or any negative covenant contained in Section 5.2 hereof;

(xi) with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

(xii) if any of the assumptions contained in the Insolvency Opinion delivered to Lender in connection with the Loan, or in any Additional Insolvency Opinion delivered subsequent to the closing of the Loan, are or shall become untrue in any material respect;

(xiii) if a material default has occurred and continues beyond any applicable cure period under the Management Agreement (or any Replacement Management Agreement) and if such default permits the Manager thereunder to terminate or cancel the Management Agreement (or any Replacement Management Agreement);

(xiv) if Borrower shall continue to be in Default under any of the terms, covenants or conditions of Section 9.1 hereof, or fails to cooperate with Lender in connection with a Securitization pursuant to the provisions of Section 9.1 hereof, for three (3) days after notice to Borrower from Lender;

(xv) if a Mortgage Loan Event of Default shall occur;

(xvi) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xv) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days; or

(xvii) if there shall be default under any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to Borrower, Mortgage Borrower, the Collateral or the Property, or if any other such event shall occur or condition shall exist, if the effect of such default, event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt.

(b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and the Collateral, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents and any or all of the Collateral may exercise all the rights and remedies of a secured party under the Uniform Commercial Code, as adopted and enacted by the State or States where any of the Collateral is located, against Borrower and any or all of the Collateral, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or (viii) above, the Debt and other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 8.2 Remedies.

(a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any part of the Collateral. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Collateral and the Collateral has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

(b) With respect to Borrower and the Collateral, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any portion of the Collateral for the satisfaction of any of the Debt in any preference or priority, and Lender may seek satisfaction out of the Collateral, or any part thereof, in its absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose upon the Collateral in any manner and for any amounts secured by the Pledge Agreement then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose upon the Collateral to recover such delinquent payments or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose upon the Collateral to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Pledge Agreement and other Loan Documents as Lender may elect. Notwithstanding one or more partial foreclosures, the Collateral shall remain subject to the Pledge Agreement and other Loan Documents to secure payment of sums secured by the Pledge Agreement and other Loan Documents and not previously recovered.

(c) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, pledges and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Borrower shall be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents and the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

Section 8.3 Remedies Cumulative; Waivers. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent

Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

ARTICLE IX - SPECIAL PROVISIONS

Section 9.1 Securitization.

9.1.1 Sale of Notes and Securitization.

(a) Borrower acknowledges and agrees that Lender may sell all or any portion of the Loan and the Loan Documents, or issue one or more participations therein, or consummate one or more private or public securitizations of rated single- or multi-class securities (the “Securities”) secured by or evidencing ownership interests in all or any portion of the Loan and the Loan Documents or a pool of assets that include the Loan and the Loan Documents (such sales, participations and/or securitizations, collectively, a “Securitization”).

(b) At the request of Lender, and to the extent not already required to be provided by or on behalf of Borrower or Mortgage Borrower under this Agreement, Borrower shall use reasonable efforts to provide information not in the possession of Lender or which may be reasonably required by Lender or take other actions reasonably required by Lender, in each case in order to satisfy the market standards to which Lender customarily adheres or which may be reasonably required by prospective investors and/or the Rating Agencies in connection with any such Securitization. Lender shall have the right to provide to prospective investors and the Rating Agencies any information in its possession, including, without limitation, financial statements relating to Borrower, Mortgage Borrower, Guarantors, if any, the Property and any Tenant of the Improvements. Borrower acknowledges that certain information regarding the Loan, the Mortgage Loan and the parties thereto and the Collateral and the Property may be included in a private placement memorandum, prospectus or other disclosure documents. Borrower agrees that each of Borrower, Mortgage Borrower, Principal, Guarantor and their respective officers and representatives, shall, at Lender’s request, at its sole cost and expense, cooperate with Lender’s efforts to arrange for a Securitization in accordance with the market standards to which Lender customarily adheres and/or which may be required by prospective investors and/or the Rating Agencies in connection with any such Securitization. Borrower, Mortgage Borrower, Principal and Guarantor agree to review, at Lender’s request in connection with the Securitization, the Disclosure Documents in connection with a Securitization as such Disclosure Documents relate to Borrower, Mortgage Borrower, Principal, Guarantor, the Property, the Loan and the Mortgage Loan, including without limitation, the sections entitled “Risk Factors,” “Special Considerations,” “Description of the Mortgage,” “Description of the Mortgage Loan and Mortgaged Property,” “The Manager,” “The Borrower,” “Certain Legal Aspects of the Loan,” and “Certain Legal Aspects of the Mortgage Loan” and shall confirm that the factual statements and representations contained in such sections and such other information in the Disclosure Documents (to the extent such information relates to, or is based on, or includes any information regarding the Property, Borrower, Mortgage Borrower, Guarantor, Manager, the Loan and/or the Mortgage Loan) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

(c) Borrower agrees to make, and to cause Mortgage Borrower to make, upon Lender’s written request, without limitation, all structural or other changes to the Loan (including delivery of one or more new component notes to replace the original note or modify the original note to reflect multiple components of the Loan and such new notes or modified note may have different interest rates and amortization schedules), modifications to any documents evidencing or securing the Loan, creation of additional mezzanine loans (including amending Borrower’s or Mortgage Borrower’s organizational structure to provide for one or more additional mezzanine borrowers) or reallocation of principal amounts or interest rates between the Loan and the Mortgage Loan, delivery of opinions of counsel acceptable to the Rating Agencies or potential investors and addressing such matters as the Rating Agencies or potential investors may require; provided, however, that in creating such new notes or modified notes or mezzanine notes Borrower shall not be required to modify (i) the initial weighted average interest rate payable under the Note and/or the Mortgage Note, (ii) the stated maturity of the Note, (iii) the aggregate amortization of principal of the Note, (iv) any other material economic term of the Loan, or (v) decrease the time periods during which Borrower is permitted to perform its obligations under the Loan Documents. In connection with the foregoing, Borrower covenants and agrees to and covenants and agrees to cause Mortgage Borrower to modify the Cash Management Agreement to reflect the newly created components and/or additional mezzanine loans.

(d) [Intentionally Omitted].

(e) If requested by Lender, Borrower shall provide Lender, promptly upon request, with any financial statements, or financial, statistical or operating information, as Lender shall determine to be required pursuant to Regulation AB under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any amendment, modification or replacement thereto or other legal requirements in connection with any private placement memorandum, prospectus or other disclosure documents or any filing pursuant to the Exchange Act in connection with the Securitization or as shall otherwise be reasonably requested by Lender.

9.1.2 Securitization Costs. Lender shall pay the reasonable third party costs and expenses incurred by Borrower and Guarantor in connection with Borrower’s complying with requests made under Section 9.1.1(b) above to the extent (and only to the extent) such costs and expenses exceed $5,000.00. All reasonable third party costs and expenses incurred by Borrower and Guarantors in connection with Borrower’s complying with requests made under Section 9.1.1(c) shall by paid as follows: (i) prior to the closing of the Loan, such costs and expenses shall be paid by Borrower and (ii) after the closing of the Loan, such costs and expenses shall be paid by Lender. All remaining reasonable costs and expenses incurred by Borrower and Guarantor in connection with complying with requests made under the remainder of Section 9.1.1 shall be paid by Borrower.

Section 9.2 [Intentionally Omitted].

Section 9.3 Exculpation. Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Pledge Agreement or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Pledge Agreement and the other Loan Documents, or in the Collateral, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Collateral and in any other collateral given to Lender pursuant to the Loan Documents, and Lender, by accepting the Note, this Agreement, the Pledge Agreement and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Pledge Agreement or the other Loan Documents. The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Pledge Agreement; (c) affect the validity or enforceability of or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) [Intentionally Omitted]; (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Pledge Agreement or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Collateral; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and expenses reasonably incurred) arising out of or in connection with the following:

(i) fraud or intentional misrepresentation by Borrower, Mortgage Borrower, Principal or Guarantor in connection with the Loan;

(ii) the gross negligence or willful misconduct of Borrower, Mortgage Borrower, Principal or Guarantor;

(iii) material physical waste of the Property;

(iv) the removal or disposal of any portion of the Property or the Collateral after an Event of Default;

(v) the misapplication or conversion by Borrower, Mortgage Borrower, Principal or Guarantor of (A) any Insurance Proceeds paid by reason of any loss, damage or destruction to the Property, (B) any Awards received in connection with a Condemnation of all or a portion of the Property, (C) any Rents following an Event of Default, or (D) any Rents paid more than one month in advance;

(vi) failure to pay charges for labor or materials or other charges or judgments that can create Liens on any portion of the Property;

(vii) the misapplication or misappropriation of any security deposits, advance deposits or any other deposits collected with respect to the Property;

(viii) the breach of the representation by Borrower and Mortgage Borrower that on the Closing Date, all Improvements at the Property were in material compliance with applicable laws;

(ix) Borrower’s, Mortgage Borrower’s or any of their Affiliates’ or Agents’ misapplication or the misappropriation of Net Liquidation Proceeds After Debt Service or any distributions or other payments made in respect of any part of the Property or the Collateral;

(x) Borrower’s making a distribution to its equity owners after the occurrence and continuance of an Event of Default; or

(xi) Mortgage Borrower’s failure to pay Taxes (except to the extent that sums sufficient to pay such amounts have been deposited in escrow with Mortgage Lender pursuant to the terms of the Mortgage Loan Agreement).

Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt secured by the Pledge Agreement or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower (i) in the event of: (a) Borrower, Mortgage Borrower or Principal filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against Borrower, Mortgage Borrower or Principal under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law in which Borrower, Mortgage Borrower, Principal or Guarantor colludes with, or otherwise assists such Person, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower, Mortgage Borrower, or Principal from any Person; (c) Borrower, Mortgage Borrower or Principal filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (d) Borrower, Mortgage Borrower or Principal consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower, Mortgage Borrower or Principal or any portion of the Property; (e) Borrower, Mortgage Borrower or Principal making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; (ii) if the first full monthly payment of principal and interest on the Note is not paid when due; (iii) if Borrower, Mortgage Borrower or Principal fail to permit on-site inspections of the Property, fails to provide financial information, fails to maintain its status as a Special Purpose Entity or comply with any representation, warranty or covenant set forth in Section 4.1.30 hereof or of the Mortgage Loan Agreement, as applicable, or fails to appoint a new property manager upon the request of Lender as permitted under this Agreement, each as required by, and in accordance with, the terms and provisions of this Agreement, the Mortgage Loan Agreement, the Pledge Agreement and/or the Mortgage, as applicable; (iv) if Borrower, Principal or Mortgage

Borrower fails to obtain Lender’s prior written consent to any Indebtedness or voluntary Lien encumbering the Property or the Collateral as required by this Agreement or the Pledge Agreement; or (v) if Borrower fails to obtain Lender’s prior written consent to any Transfer as required by this Agreement or the Pledge Agreement.

Section 9.4 Matters Concerning Manager. If (a) an Event of Default hereunder has occurred and remains uncured, (b) Manager shall become subject to a Bankruptcy Action, (c) a default occurs under the Management Agreement as it relates only to the Property that is not cured within any applicable cure periods, or (d) the occurrence of a DSCR Trigger Event, Borrower shall, at the request of Lender, cause Mortgage Borrower to terminate the Management Agreement as it relates only to the Property and replace the Manager with a Qualified Manager pursuant to a Replacement Management Agreement, it being understood and agreed that the management fee for such Qualified Manager shall not exceed then prevailing market rates.

Section 9.5 Servicer. At the option of Lender, the Loan may be serviced by a master servicer, primary servicer, special servicer and/or trustee (any such master servicer, primary servicer, special servicer, and trustee, together with its agents, nominees or designees, are collectively referred to as “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to Servicer pursuant to a pooling and servicing agreement, servicing agreement, special servicing agreement or other agreement providing for the servicing of one or more mortgage loans (collectively, the “Servicing Agreement”) between Lender and Servicer. Borrower shall be responsible for any reasonable set up fees or any other initial costs relating to or arising under the Servicing Agreement, but Borrower shall not be responsible for payment of the regular monthly master servicing fee or trustee fee due to Servicer under the Servicing Agreement or any fees or expenses required to be borne by, and not reimbursable to, Servicer. Notwithstanding the foregoing, Borrower shall promptly reimburse Lender on demand for the following costs and expenses payable by Lender to Servicer as a result of the Loan becoming specially serviced: (i) any liquidation fees that are due and payable to Servicer under the Servicing Agreement in connection with the exercise of any or all remedies permitted under this Agreement, (ii) any workout fees and special servicing fees that are due and payable to Servicer under the Servicing Agreement, which fees may be due and payable under the Servicing Agreement on a periodic or continuing basis, and (iii) the costs of all property inspections and/or appraisals of the Property and/or the Collateral (or any updates to any existing inspection or appraisal) that Servicer may be required to obtain (other than the cost of regular annual inspections required to be borne by Servicer under the Servicing Agreement).

ARTICLE X - MISCELLANEOUS

Section 10.1 Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 10.2 Lender’s Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

Section 10.3 Governing Law.

(a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

National Registered Agents, Inc.

875 Avenue of the Americas, Suite 501

New York, New York 10001

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 10.4 Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 10.5 Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 10.6 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

If to Lender:	JPMorgan Chase Bank, National Association 383 Madison Avenue New York, New York 10179 Attention: Joseph E. Geoghan Facsimile No.: (212) 834-6029

with a copy to:	JPMorgan Chase Bank, National Association Four New York Plaza, 20th Floor New York, New York 10004 Attention: Nancy Alto Facsimile No.: (212) 623-4779

and

Frost Brown Todd LLC 400 West Market Street Suite 3200 Louisville, Kentucky 40202 Attention: Barry A. Hines, Esq. Facsimile No.: (502) 581-1087

If to Borrower:	GIT Heritage IV Mezz, LLC 450 South Orange Avenue Orlando, Florida 32801 Attention: Steve Shackelford Facsimile No.: (407) 650-7736

With a copy to:	Lowndes, Drosdick, Doster, Kantor & Reed, P.A. 450 South Orange Avenue Orlando, Florida 32801 Attention: Timothy J. Manor, Esq. Facsimile No.: (407) 843-4444

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day; or in the case of telecopy, upon sender’s receipt of a machine-generated confirmation of successful transmission after advice by telephone to recipient that a telecopy notice is forthcoming.

Section 10.7 Trial by Jury. BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY

RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

Section 10.8 Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 10.9 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 10.10 Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 10.11 Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 10.12 Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 10.13 Expenses; Indemnity.

(a) Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property or the Collateral); (ii) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) except as set forth in Section 9.1.2 hereof, Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (v) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Lien in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or the Collateral or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Collateral (including, without limitation, any fees incurred by Servicer in connection with the transfer of the Loan to a special servicer prior to a Default or Event of Default) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid from any amounts received by Lender pursuant to the Cash Management Agreement.

(b) Borrower shall indemnify, defend and hold harmless the Indemnified Parties from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not an Indemnified Party shall be designated a party thereto), that may be imposed on, incurred by, or asserted against any Indemnified Party in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to any Indemnified Party hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of such Indemnified Party. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnified Parties.

(c) Borrower covenants and agrees to pay for or, if Borrower fails to pay, to reimburse Lender for, any fees and expenses incurred by any Rating Agency in connection with any Rating Agency review of the Loan, the Loan Documents or any transaction contemplated thereby or any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation; provided that in the event that (1) a securitization with respect to the Loan has not occurred or (2) if a securitization with respect to the Loan has occurred, but a Rating Agency, within the period of time provided in the applicable pooling and servicing agreement (or similar agreement), has not responded to the request for a Rating Agency confirmation or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for a Rating Agency confirmation, then the approval of Lender shall be required in lieu of such Rating Agency confirmation.

Section 10.14 Schedules Incorporated. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 10.15 Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 10.16 No Joint Venture or Partnership; No Third Party Beneficiaries.

(a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 10.17 Publicity. All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, JPMorgan Chase Bank, National Association or any of their Affiliates shall be subject to the prior written approval of Lender and JPMorgan Chase Bank, National Association in their sole discretion.

Section 10.18 Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of the Collateral, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Collateral for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Collateral in preference to every other claimant whatsoever.

Section 10.19 Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

Section 10.20 Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 10.21 Brokers and Financial Advisors. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement, except Holiday Fenoglio Fowler. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s reasonable attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. Borrower acknowledges that Lender may pay Holiday Fenoglio Fowler a servicing strip in connection with certain of the servicing activities to be performed by Holiday Fenoglio Fowler post closing. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 10.22 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, between Borrower and Lender are superseded by the terms of this Agreement and the other Loan Documents.

Section 10.23 Joint and Several Liability. If Borrower consists of more than one (1) Person the obligations and liabilities of each Person shall be joint and several.

Section 10.24 Certain Additional Rights of Lender (VCOC). Notwithstanding anything to the contrary contained in this Agreement, Lender shall have:

(a) the right to routinely consult with and advise Borrower’s management regarding the significant business activities and business and financial developments of Borrower; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances. Consultation meetings should occur on a regular basis (no less frequently than quarterly) with Lender having the right to call special meetings at any reasonable times and upon reasonable advance notice;

(b) the right, in accordance with the terms of this Agreement, to examine the books and records of Borrower at any reasonable times upon reasonable notice;

(c) the right, in accordance with the terms of this Agreement, including, without limitation, Section 5.1.11 hereof, to receive monthly, quarterly and year end financial reports, including balance sheets, statements of income, shareholder’s equity and cash flow, a management report and schedules of outstanding indebtedness; and

(d) the right, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by Borrower of any other significant property (other than personal property required for the day to day operation of the Property).

The rights described above in this Section 10.24 may be exercised by any entity which owns and controls, directly or indirectly, substantially all of the interests in Lender.

Section 10.25 Mortgage Loan Defaults.

(a) Without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, or increasing Borrower’s obligations under the Loan Documents, if a Mortgage Loan Event of Default shall occur and be continuing, Borrower hereby expressly agrees that Lender shall have the immediate right, without notice to or demand on Borrower or Mortgage Borrower, but shall be under no obligation: (i) to pay all or any part of the principal and/or interest or any other sums due and owing under the Mortgage Loan and to perform any act or take any action on behalf of Mortgage Borrower, as may be reasonably necessary, to cause the performance and/or observation of all of the terms, covenants and conditions of the Mortgage Loan Documents on the part of Mortgage Borrower to be performed or observed thereunder in accordance therewith; and (ii) to pay any other amounts and take any other action as Lender, in its sole and absolute discretion, shall deem reasonably necessary to protect or preserve the rights and interests of Lender in the Loan and/or the Collateral. All sums so paid and the costs and expenses incurred by Lender in exercising rights under this Section (including, without limitation, reasonable attorneys’ and other professional fees), with interest at the Default Rate, for the period from the date of demand by Lender to Borrower for such payments to the date of payment to Lender, shall constitute a portion of the Debt, shall be secured by the Pledge Agreement and shall be due and payable to Lender within ten (10) Business Days following demand therefor. Lender shall have no obligation to complete any cure or attempted cure undertaken or commenced by Lender.

(b) Subject to the rights of Tenants, Borrower hereby grants, and shall cause Mortgage Borrower to grant, Lender and any Person designated by Lender the right to enter upon the Property at any time for the purpose of carrying out the rights granted to Lender under this Section 10.25. Borrower shall not, and shall not cause or permit Mortgage Borrower or any other Person to impede, interfere with, hinder or delay, any effort or action on the part of Lender to cure any default or asserted default under the Mortgage Loan, or to otherwise protect or preserve Lender’s interests in the Loan and the Collateral, including the Property in accordance with the provisions of this Agreement and the other Loan Documents.

(c) Without duplication of the amounts to be added to the Debt pursuant to the terms and conditions of Section 10.25(a) hereof, Borrower hereby indemnifies Lender from and against all reasonable out-of-pocket liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including, without limitation, reasonable attorneys’ and other professional fees, but not including consequential, punitive, special, or exemplary damages) actually incurred by Lender as a result of the foregoing actions described in Section 10.25(a) other than those arising out of the gross negligence, willful misconduct, illegal acts or bad faith of Lender. Lender shall have no obligation to Borrower, Mortgage Borrower or any other party to make any such payment or performance described in Section 10.25(a).

(d) If Lender shall receive a copy of any notice of a default under the Mortgage Loan or any notice of a Mortgage Loan Event of Default sent by Mortgage Lender to Mortgage Borrower, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon and in accordance with Section 10.25(a) hereof, to cure a Mortgage Loan Event of Default. As a material inducement to Lender’s making the Loan, Borrower hereby absolutely and unconditionally releases and waives, to the extent permitted under applicable law, all claims against Lender arising out of Lender’s exercise of its rights and remedies provided in this Section other than claims arising out of the bad faith, fraud, illegal acts, gross negligence or willful misconduct of Lender. In the event that Lender makes any payment in respect of the Mortgage Loan as set forth in Section 10.25(a) hereof, unless such payment shall be added to the Debt, or such payment shall be paid by Borrower to Lender pursuant to the terms of Section 10.25(a) hereof, Lender shall be subrogated to all of the rights of Mortgage Lender under the Mortgage Loan Documents against the Property, in addition to all other rights it may have under the Loan Documents.

(e) Any Mortgage Loan Event of Default which is cured by Lender in accordance with the provisions hereof shall constitute an immediate Event of Default under this Agreement without any notice, grace or cure period otherwise applicable under this Agreement, until such time as Borrower repays Lender all such sums expended by Lender in effecting such cure.

Section 10.26 Intercreditor Agreement.

(a) Lender and Mortgage Lender are parties to the Intercreditor Agreement memorializing their relative rights and obligations with respect to the Mortgage Loan, the Loan, Mortgage Borrower, Borrower and the Property and the Collateral. Borrower and Mortgage Borrower hereby acknowledge and agree that (i) such Intercreditor Agreement is intended solely for the benefit of Lender and Mortgage Lender and (ii) Borrower and Mortgage Borrower are not intended third-party beneficiaries of any of the provisions therein and shall not be entitled to rely on any of the provisions contained therein. Lender and Mortgage Lender shall have no obligation to disclose to Borrower the contents of the Intercreditor Agreement. Borrower’s obligations hereunder are independent of such Intercreditor Agreement and remain unmodified by the terms and provisions thereof.

(b) In the event the Lender is required pursuant to the terms of the Intercreditor Agreement to pay over any payment or distribution of assets, whether in cash, property or securities which has been applied to the Debt, including, without limitation, any proceeds of the Property previously received by Lender on account of the Loan to the Mortgage Lender, then provided such payment or distribution by Lender to Mortgage Lender is properly credited towards Mortgage Borrower’s obligations under the Mortgage Loan and the terms and conditions of the Mortgage Loan Documents, Borrower agrees to indemnify Lender for any amounts so paid, and any amount so paid shall continue to be owing pursuant to the Loan Documents as part of the Debt notwithstanding the prior receipt of such payment by Lender.

Section 10.27 Discussions with Mortgage Lender. In connection with the exercise of its rights set forth in the Loan Documents, Lender shall have the right at any time to discuss the Property, the Mortgage Loan, the Loan or any other matter directly with Mortgage Lender or Mortgage Lender’s consultants, agents or representatives without notice to or permission from Borrower or any other Borrower Party, nor shall Lender have any obligation to disclose such discussions or the contents thereof with Borrower or any other Borrower Party.

Section 10.28 Independent Approval Rights. If any action, proposed action or other decision is consented to or approved by Mortgage Lender, such consent or approval shall not be binding or controlling on Lender. Borrower hereby acknowledges and agrees that (i) the risks of Mortgage Lender in making the Mortgage Loan are different from the risks of Lender in making the Loan, (ii) in determining whether to grant, deny, withhold or condition any requested consent or approval Mortgage Lender and Lender may reasonably reach different conclusions, and (iii) Lender has an absolute independent right to grant, deny, withhold or condition any requested consent or approval based on its own point of view, but subject to the standards of consent applicable to Lender in the Loan Documents. Further, the denial by Lender of a requested consent or approval shall not create any liability or other obligation of Lender if the denial of such consent or approval results directly or indirectly in a default under the Mortgage Loan, and Borrower hereby waives any claim of liability against Lender arising from any such denial unless Lender has not complied with the standards of consent applicable to Lender in the Loan Documents.

Section 10.29 Borrower’s Actions. Borrower and Lender hereby acknowledge and agree that, as to any clauses or provisions contained in this Agreement or any other Loan Documents to the effect that (i) Borrower shall cause, permit or allow Mortgage Borrower to act or to refrain from acting in any manner or (ii) Borrower shall cause to occur or not to occur, or otherwise be obligated in any manner with respect to, any matters pertaining to Mortgage Borrower, or (iii) other similar effect, such clause or provision, in each case, is intended to mean, and shall be construed as meaning, that Borrower has undertaken to act and is obligated to act only in Borrower’s capacity as the owner of the equity interests in Mortgage Borrower and each Principal (which Mortgage Borrower, in turn, is the fee owner of the Property), but not directly with respect to Mortgage Borrower or in any other manner which would violate any of the covenants contained in Section 4.1.30 (Special Purpose Entity/Separateness) of the Mortgage Loan Agreement, Section 4.1.30 (Special Purpose Entity/Separateness) of this Agreement, or other similar covenants contained in Borrower’s Organizational Documents, Mortgage Borrower’s Organizational Documents or any Principals’ Organizational Documents.

Section 10.30 Payments by Mortgage Borrower to Lender on behalf of Borrower. Notwithstanding anything to the contrary contained in this Agreement, the Loan Documents and/or the Mortgage Loan Documents, the parties hereto acknowledge and agree that, as to any clause or provision contained in this Agreement, the other Loan Documents and/or the Mortgage Loan Documents to the effect that payments, distributions, reimbursements, disbursements, deposits or other similar effect of Mortgage Borrower funds are to be made to Lender or applied to the Loan, such clause or provision shall be deemed to mean, and shall be construed as meaning, that Mortgage Lender shall pay to Mortgage Borrower, and Mortgage Borrower shall then immediately distribute to Borrower, the owner of the equity interests in Mortgage Borrower and each Principal, pursuant to and in accordance with the Organizational Documents of Borrower and each Principal and applicable law, which distribution shall be payable to Lender in accordance with the terms of the Loan Documents, and any such clause or provision shall not be construed as meaning that Mortgage Borrower and/or Borrower is acting on behalf of, holding out its credit for, or paying the obligations of, Borrower, directly or in any other manner that would violate any of the covenants contained in Section 4.1.30 of this Agreement, Section 4.1.30 of the Mortgage Loan Agreement or other similar covenants contained in Mortgage Borrower’s, any Principal’s or the Borrower’s Organizational Documents, respectively. No provision of the Loan Documents shall create a debtor-creditor relationship between Mortgage Borrower and Lender.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

GIT HERITAGE IV MEZZ, LLC, a Delaware limited liability company

By:	/s/ Rosemary Q. Mills
Name:	Rosemary Q. Mills
Title:	Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America

By:	/s/ Steven Hantz
Name:	Steven Hantz
Title:	Executive Director

Mezzanine Loan Agreement

EXHIBIT A

(Section 5.1.11(b) Officer’s Certificate)

[Omitted as not necessary for an understanding of the agreement]

EXHIBIT B

(Section 5.1.11(c) Officer’s Certificate)

[Omitted as not necessary for an understanding of the agreement]

SCHEDULE I

(Rent Roll)

[Omitted as not necessary for an understanding of the agreement]

SCHEDULE II

(ORGANIZATIONAL CHART OF BORROWER)

[Omitted as not necessary for an understanding of the agreement]

SCHEDULE III

(MORTGAGE LOAN DOCUMENTS)

[Omitted as not necessary for an understanding of the agreement]